Exhibit 10.3

EXECUTION VERSION

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

Prepared by and Upon
Recording Return to:

Chapman and Cutler LLP
320 S. Canal Street, 27th Floor
Chicago, IL 60606
Attn: Phillip Edison

Lease, Leasehold Deed of Trust and Security Agreement
Dated as of December 9, 2025,
between
Entergy Texas, Inc.,
as Lessee,
and
BA Leasing BSC, LLC,
as Lessor,
with
Kelly Dean Bierig, Esq., as Deed of Trust Trustee,
Deed of Trust Trustee
____________________________
Entergy Texas 2025 Lease Financing
The Rents accruing under this Lease have been absolutely assigned to Bank of America, N.A., as Administrative Agent for the Participants. This Lease has been executed in several counterparts. To the extent, if any, that this Lease, Leasehold Deed of Trust and Security Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no lien on this Lease, Deed of Trust and Security Agreement may be created through the transfer or possession of any counterpart other than the original counterpart containing the receipt therefor executed by the Administrative Agent on or following the signature page hereof.
The names of Lessee, as the Debtor, and Lessor, as the secured party, the mailing address of the secured party from which information concerning the security interest may be obtained, the mailing address of the debtor and a statement indicating the types, or describing the items of collateral are as described herein, in compliance with the requirements of Chapter 9, Section 9.502 of the Uniform Commercial Code of the State of Texas.
This counterpart is [not] the original counterpart.

Table of Contents
Section    Heading    Page
ARTICLE I
Definitions; Effectiveness
Section 1.1.    Definitions; Interpretation    1
ARTICLE II
Lease of Leased Property; Lease Term
Section 2.1.    Acceptance and Lease of the Leased Property    2
Section 2.2.    Acceptance Procedure    2
Section 2.3.    Term    2
Section 2.4.    Title    2
Section 2.5.    Contract Matters    3
Section 2.6.    Ground Lease    3
Section 2.7.    Operational Status    3
Section 2.8.    Interim Lease    3
ARTICLE III
Payment of Rent
Section 3.1.    Rent    4
Section 3.2.    Payment of Basic Rent    4
Section 3.3.    Supplemental Rent    4
Section 3.4.    Method of Payment    4
ARTICLE IV
Quiet Enjoyment; Right To Inspect
Section 4.1.    Non-Interference    5
Section 4.2.    Inspection and Reports    5
ARTICLE V
Net Lease, Etc.
Section 5.1.    Net Lease    6
Section 5.2.    No Termination or Abatement    7
ARTICLE VI
Assignments and Subleases
ARTICLE VII
Lessee Acknowledgments

Section 7.1.    Condition of the Leased Property    8
Section 7.2.    Risk of Loss    8
Section 7.3.    Certain Duties and Responsibilities of Lessor    9
ARTICLE VIII
Possession and Use of The Property, Etc.
Section 8.1.    Possession and Use of the Leased Property    9
Section 8.2.    Compliance with Requirements of Law and Insurance Requirements    9
ARTICLE IX
Maintenance and Repair; Reports
Section 9.1.    Maintenance and Repair    10
Section 9.2.    Maintenance and Repair Reports    10
Section 9.3.    Lessor Not Obligated to Maintain or Repair    11
ARTICLE X
Modifications, Etc.
Section 10.1.    Improvements and Modifications    11
Section 10.2.    Title to Modifications    12
ARTICLE XI
Covenants with Respect to Liens and Easements
Section 11.1.    Covenants with Respect to Liens    13
Section 11.2.    Lessee’s Grants and Releases of Easements; Lessor’s Waivers    14
ARTICLE XII
Permitted Contests
Section 12.1.    Permitted Contests in Respect of Applicable Laws    15
ARTICLE XIII
Insurance
Section 13.1.    Required Coverages    15
Section 13.2.    Insurance Coverage    16
Section 13.3.    Delivery of Insurance Certificates    17
Section 13.4.    Insurance by Lessor, Administrative Agent or any Participant    17
Section 13.5.    Self-Insurance    17
Section 13.6.    Waiver and/or Amendment of Insurance Requirements    18
ARTICLE XIV
Casualty and Condemnation

Section 14.1.    Casualty and Condemnation    18
Section 14.2.    Environmental Matters    19
Section 14.3.    Notice of Environmental Matters    19
ARTICLE XV
Termination of Lease
Section 15.1.    Termination upon Certain Events    20
Section 15.2.    Termination Procedures    20
ARTICLE XVI
Events of Default
Section 16.1.    Events of Default    21
Section 16.2.    Remedies    23
Section 16.3.    Waiver of Certain Rights    26
Section 16.4.    Grant of Security Interest    26
Section 16.5.    Deed of Trust Remedies    26
ARTICLE XVII
Lessor’s Right to Cure
Section 17.1.    Lessor’s Right to Cure Lessee’s Defaults    27
ARTICLE XVIII
Purchase Provisions
Section 18.1.    Early and End of Term Purchase Options    27
ARTICLE XIX
End of Term Options
Section 19.1.    End of Term Options    28
Section 19.2.    Election of Options    29
Section 19.3.    Renewal Options    29
ARTICLE XX
Sale Option
Section 20.1.    Sale Option Procedures    30
Section 20.2.    Certain Obligations Continue    32
Section 20.3.    Failure to Sell Leased Property    32
ARTICLE XXI
Procedures Relating to Purchase or Sale Option

Section 21.1.    Provisions Relating to Conveyance of the Leased Property Upon Purchase by Lessee, Sales or Certain Other Events    34
ARTICLE XXII

Acceptance of Surrender
Section 22.1.    Acceptance of Surrender    35
ARTICLE XXIII
No Merger of Title
Section 23.1.    No Merger of Title    36
ARTICLE XXIV
Intent of The Parties
Section 24.1.    Nature of Transaction    36
Section 24.2.    Lessee Grant of Liens and Security Interests    37
Section 24.3.    State Specific Provisions    42
ARTICLE XXV
Miscellaneous
Section 25.1.    Survival; Severability; Etc.    43
Section 25.2.    Amendments and Modifications    43
Section 25.3.    No Waiver    44
Section 25.4.    Notices    44
Section 25.5.    Successors and Assigns    44
Section 25.6.    Headings and Table of Contents    44
Section 25.7.    Counterparts    44
Section 25.8.    Governing Law    44
Section 25.9.    Original Lease    44
Section 25.10.    Limitations on Recourse    44
Section 25.11.    Transfer of Leased Property    45
Section 25.12.    Memorandum of Lease    45
Section 25.13.    Further Assurances    46
Section 25.14.    Acknowledgement    46
Section 25.15.    The Deed of Trust Trustee    46

Exhibits

Exhibit A    —    Description of Leased Property
Exhibit B    —    Form of Memorandum of Lease

Lease, Leasehold Deed of Trust and Security Agreement
This Document Secures Future Advances
This Lease, Deed of Trust and Security Agreement dated as of December 9, 2025 (as amended, supplemented, or otherwise modified from time to time, this “Lease” or “Deed of Trust”), is entered into between BA Leasing BSC, LLC, a Delaware limited liability company, having its principal office at 11333 McCormick Road, Mailcode: MD5-032-07-05, Hunt Valley, Maryland 21031, as Lessor (“Lessor”), Entergy Texas, Inc., a Texas corporation, having its principal office at 2107 Research Forest Drive, The Woodlands, Texas 77380, as Lessee (“Lessee”), and with Kelly Dean Bierig, Esq., as Deed of Trust Trustee for the use and benefit of Lessor, whose business address is 12400 Coit Road, Suite 425, Dallas, Texas 75251 (the “Deed of Trust Trustee”).
W i t n e s s e t h:
A.    The parties are entering into the Operative Documents pursuant to which the Participants agree to provide financing for the Leased Property.
B.    During the Commitment Period, Lessor, solely using Lessor Amounts and the Rent Assignment Contribution Amount from the Rent Assignees, will reimburse Lessee, in its capacity as Construction Agent (as defined in the Construction Agency Agreement) for, or pay directly to the Persons entitled thereto, the Project Costs. Pursuant to the Construction Agency Agreement being entered into between Lessor and Lessee, as Construction Agent, Construction Agent will supervise the Construction of the Facility pursuant to the Project Agreements.
C.    Pursuant to this Lease, Lessor will lease the Leased Property to Lessee and Lessee will lease the Leased Property from Lessor.
D.    This Deed of Trust is given to Lessor to secure obligations from Lessee under the Operative Documents in the amount of up to One Billion Four Hundred Fifty Million Dollars ($1,450,000,000) plus interest and all other amounts owing under the Operative Documents.
Now, Therefore, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
Definitions; Effectiveness
Section 1.1.    Definitions; Interpretation. For all purposes hereof, the capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in Appendix 1 to that certain Participation Agreement dated as of even date herewith, among Entergy Texas, Inc., as Lessee and Construction Agent, BA Leasing BSC, LLC, as Lessor, and Bank of America, N.A., not in its individual capacity except and as expressly stated therein, but solely as Administrative Agent, and the Persons listed on Schedule II thereto, as Rent Assignees (the

“Participation Agreement”); and the rules of interpretation set forth in Appendix 1 to the Participation Agreement shall apply to this Lease. All obligations imposed on the “Lessee” in this Lease shall be full recourse liabilities of Lessee.
ARTICLE II
Lease of Leased Property; Lease Term
Section 2.1.    Acceptance and Lease of the Leased Property. (a) Lessor, pursuant to the terms of the Operative Documents and subject to the satisfaction or waiver of the conditions set forth in Article VI of the Participation Agreement, hereby covenants and agrees to (i) enter into the Ground Lease for the Site and (ii) provide funds, to the extent it has received Advances funded by the Participants, to the Construction Agent for the performance of the Site Obligations, including the acquisition of the Equipment and Construction of the Facility.
(b)    Lessor hereby leases the Leased Property to Lessee hereunder, and Lessee hereby leases pursuant to the terms hereof the Leased Property from Lessor for the Term.
Section 2.2.    Acceptance Procedure. Lessor hereby authorizes Lessee, as the authorized representative of Lessor, to accept delivery of the Leased Property, the Facility and the improvements to the Facility to be constructed on the Site, upon the Base Term Commencement Date. Lessee hereby agrees that, subject to Section 2.3(b), delivery of the Site, the Facility and the improvements thereon and payment from Advances for any portion of the Leased Property shall, without further act, constitute the irrevocable acceptance by Lessee of such Facility for all purposes of this Lease and the other Operative Documents on the terms set forth herein and therein and shall constitute Lessee’s agreement to lease the Leased Property pursuant to the terms hereof during the Term. Notwithstanding anything herein to the contrary, the acceptance of the Leased Property for purposes of this Lease shall not constitute and shall not be deemed to be acceptance thereof under any Project Agreement.
Section 2.3.    Term. (a) Unless earlier terminated, the term of this Lease shall consist of (i) a base term (the “Base Term”) commencing on and including the Base Term Commencement Date and ending on but not including the seventh (7th) anniversary of the Document Closing Date, and, (ii) if exercised and approved pursuant to each of the terms and conditions of Section 4.7 of the Participation Agreement and exercised pursuant to the terms of this Lease, including Article XIX hereof, the Lease Renewal Term (the Base Term and the Lease Renewal Term, if any, being collectively referred to as, the “Term”).
(b)    Prior to the Base Term Commencement Date, the Leased Property shall be subject to the provisions of this Lease as the Leased Property is acquired, constructed or equipped, as the case may be, but only to the extent permitted by and subject to the limitations set forth in Section 2.6(a)(viii) of the Construction Agency Agreement.
Section 2.4.    Title. The Leased Property is leased to Lessee without any representation or warranty, express or implied, by Lessor and subject to the rights of parties in possession, the existing state of title with respect thereto (including all Liens other than Lessor Liens) and all Applicable Laws and any violations thereof. Lessee shall in no event have any recourse against

Lessor for any defect in or exception to title to the Leased Property other than resulting from Lessor Liens created by Lessor or a breach by Lessor of its obligations under Article XXI.
Section 2.5.    Contract Matters. Lessor hereby transfers to Lessee and assigns without warranty of any kind, during the Term, effective upon the Base Term Commencement Date and so long as no Event of Default exists and is continuing, the General Construction Agreement and any warranties made by any Contractor or any other Person under the Project Agreements with respect to the Facility. In the event any Event of Default exists and is continuing, such assignment shall exclude in each such case Liquidated Damages (and such Liquidated Damages shall be, at Lessor’s discretion, retained by Lessor during the pendency of any Event of Default hereunder as additional security and applied in accordance with Section 5.3 of the Participation Agreement after any expiration of this Lease). If necessary, Lessor will join in any proceedings to enforce any such warranties or permit them or any part thereof to be brought in its name if and so long as (i) no Event of Default exists and is continuing, (ii) Lessee has not elected the Sale Option and (iii) Lessee agrees in writing to pay, and pays, all related reasonable, actual, out-of-pocket and third-party costs and expenses and agrees in writing, in accordance with Article XIII of the Participation Agreement, to indemnify Lessor, the Administrative Agent, the Participants and the other Indemnitees, in form and substance reasonably satisfactory to each of the respective Indemnitees, in respect of any Claims relating to or arising out of such action. Lessee hereby acknowledges and agrees to comply with the terms, conditions and provisions of each applicable Project Agreement.
Section 2.6.    Ground Lease. (a) This Lease is and shall at all times be subject to all of the terms, covenants and conditions of the Ground Lease and shall in all respects be limited to the estate granted to Lessor by the Ground Lessor pursuant to the Ground Lease. Lessee assumes and agrees to be bound by the terms of and to perform all of the obligations and duties of Lessor under the Ground Lease with respect to the Leased Property during the Term. Lessee shall not commit or permit to be committed any act or omission which shall violate any terms, covenants or conditions of the Ground Lease. Lessee agrees that it shall promptly forward to Lessor any and all notices or other communications received by Lessee from the Ground Lessor under the Ground Lease.
(b)    Where any approval or consent shall be required of Lessor pursuant to the provisions of this Lease, any other Operative Document or the Ground Lease, Lessor may, without limitation, condition its approval or consent upon the obtaining of approval or consent of the Ground Lessor, at Lessee’s sole cost and expense, where such consent or approval is, or may in the reasonable opinion of Lessor be, required under the Ground Lease. To the extent the terms of the Ground Lease are more restrictive than the terms hereof, the terms of the Ground Lease shall be incorporated herein as applicable.
Section 2.7.    Operational Status. Lessee hereby covenants to cause the Facility to be put into commercial service as contemplated by the General Construction Agreement not later than the first anniversary of the Base Term Commencement Date.
Section 2.8.    Interim Lease. The Interim Lease is terminated without further action as of the Base Term Commencement Date and the Interim Lease Equipment is subject to this Lease as of the Base Term Commencement Date.

ARTICLE III
Payment of Rent
Section 3.1.    Rent. (a) During the Term, Lessee shall pay Basic Rent (i) on each Payment Date, (ii) on the date required under Section 20.1(j) in connection with Lessee’s exercise of the Sale Option and (iii) on any date on which this Lease shall terminate or expire with respect to the Leased Property.
(b)    Lessee’s inability or failure to take possession of all or any portion of the Leased Property when accepted or deemed accepted hereunder, whether or not attributable to any act or omission of Lessee or any act or omission of Lessor, shall not delay or otherwise affect Lessee’s obligation to pay Rent in accordance with the terms of this Lease.
Section 3.2.    Payment of Basic Rent. Basic Rent shall be paid absolutely net to Lessor, so that this Lease shall yield to Lessor the full amount thereof, without setoff, deduction or reduction; provided, however, that this Section 3.2 shall not require or be construed to require any gross-up or any payment on an After Tax Basis.
Section 3.3.    Supplemental Rent. Lessee shall pay to Lessor or the Person entitled thereto any and all Supplemental Rent promptly as the same shall become due and payable, and if Lessee fails to pay any Supplemental Rent, Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Basic Rent. Lessee hereby reaffirms that its obligation to pay Supplemental Rent shall include the payment of any and all Contingent Rent. Lessee shall pay to Lessor, as Supplemental Rent, among other things, on demand, to the extent permitted by Applicable Laws, interest at the applicable Overdue Rate (i) on any installment of Basic Rent not paid when due for the period for which the same shall be overdue and (ii) on any payment of Supplemental Rent payable to Lessor or any Indemnitee not paid when due or demanded by Lessor or any Indemnitee for the period from the due date or the date of any such demand, as the case may be, until the same shall be paid. The expiration or other termination of Lessee’s obligations to pay Basic Rent hereunder shall not limit or modify the obligations of Lessee with respect to Supplemental Rent. Unless expressly provided otherwise in this Lease, in the event of any failure on the part of Lessee to pay and discharge any Supplemental Rent as and when due, Lessee shall also promptly pay and discharge any fine, penalty, interest or cost which may be assessed or added under any agreement with a third party for nonpayment or late payment of such Supplemental Rent, all of which shall also constitute Supplemental Rent.
Section 3.4.    Method of Payment. Each payment of Rent shall be made by Lessee to the Administrative Agent prior to 12:00 p.m., New York City time to the account at the Administrative Agent designated on Schedule III to the Participation Agreement in funds consisting of lawful currency of the United States of America which shall be immediately available on the scheduled date when such payment shall be due, unless such scheduled date shall not be a Business Day, in which case such payment shall be made on the next succeeding Business Day unless the result of such extension would be to carry into another calendar month, in which case such payment shall be made on the immediately preceding Business Day. Payments received after 12:00 p.m., New York City time on the date due shall for the purpose of Section 16.1 hereof be deemed received on such due date; provided, however, that for the purposes of the third sentence of Section 3.3 hereof, such payments shall be deemed received on the next succeeding Business Day and subject to interest at the Overdue Rate as provided in such Section 3.3.
ARTICLE IV
Quiet Enjoyment; Right To Inspect
Section 4.1.    Non-Interference. Subject to Section 2.4 and Section 4.2 herein and subject to Lessor’s cure rights provided for in Section 17.1, Lessor covenants that it will not interfere in Lessee’s use or possession of the Leased Property during the Term, so long as no Event of Default has occurred and is continuing, it being agreed that Lessee shall not have a right of setoff against Rent payable hereunder and Lessee’s remedies for breach of the foregoing covenant shall be limited to a claim for damages or the commencement of proceedings to enjoin such breach or seek specific performance of the covenant, as applicable. Such right is independent of and shall not affect Lessee’s obligations hereunder and under the other Operative Documents or Lessor’s rights otherwise to initiate legal action to enforce the obligations of Lessee under this Lease. The foregoing covenant shall not require Lessor to take any action contrary to, or which would permit Lessee to use the Leased Property for a use not permitted under, the provisions of this Lease.
Section 4.2.    Inspection and Reports. (a) Upon three (3) Business Days prior written notice (or one (1) Business Day prior notice after Lessee’s election of the Sale Option or during the continuance of an Event of Default) to Lessee, Lessor, any Participant or their respective authorized representatives (the “Inspecting Parties”) may inspect (i) the Leased Property and (ii) the books and records of Lessee relating to the Leased Property and make copies and abstracts therefrom and may discuss the affairs, finances and accounts with respect to the Leased Property with Lessee’s officers, Lessee’s independent public accountants (and, by this provision, Lessee authorizes and directs its independent public accountants to discuss such matters with the Inspecting Parties). All such inspections shall (w) be during Lessee’s normal business hours, (x) be subject to Lessee’s customary safety and security provisions, (y) be at the expense and risk of the Inspecting Parties, except that if Lessee has elected the Sale Option or an Event of Default has occurred and is continuing, Lessee shall reimburse the Inspecting Parties for the reasonable costs of such inspections and (z) be limited to one (1) such inspection per calendar quarter (except there shall be no limit on inspections upon election of the Sale Option or during the continuance of an Event of Default). No inspection shall unreasonably interfere with Lessee’s operations. None of the Inspecting Parties shall have any duty to make any such inspection or inquiry. None of the Inspecting Parties shall incur any liability or obligation by reason of making any such inspection or inquiry unless and to the extent such Inspecting Party causes damage to the Leased Property or any property of Lessee or any other Person during the course of such inspection.
(b)    Lessee shall prepare and file (to the extent permissible for Lessee to file under Applicable Laws), or cause to be prepared and filed, in timely fashion, or, where Lessor shall be required to file, Lessee shall prepare, or cause to be prepared, and make available to Lessor within a reasonable time prior to the date for filing and Lessor shall file, any reports with respect to the condition or operation of the Leased Property that shall be required to be filed with any Governmental Authority.
ARTICLE V
Net Lease, Etc.
Section 5.1.    Net Lease. This Lease shall constitute a net lease, and Lessee’s obligations hereunder, including the obligation to pay Rent, shall be absolute and unconditional under any and all circumstances. Any present or future law to the contrary notwithstanding, this Lease shall not terminate, nor shall Lessee be entitled to any abatement, suspension, deferment, reduction, setoff, counterclaim, or defense with respect to the Rent, nor shall the obligations of Lessee hereunder be affected (except as expressly herein permitted and by performance of the obligations in connection herewith) by reason of: (i) any defect in the condition, merchantability, design, construction, quality or fitness for use of the Leased Property or any part thereof, or the failure of the Leased Property or any part thereof to comply with all Applicable Laws, including any inability to use the Leased Property or any part thereof by reason of such non-compliance; (ii) any damage to, removal, abandonment, salvage, loss, contamination of, Release from, or other environmental condition with respect to, scrapping or destruction of or any requisition or taking of the Leased Property or any part thereof; (iii) any restriction, prevention or curtailment of or interference with any use of the Leased Property or any part thereof; (iv) any defect in title to or rights to the Leased Property or any part thereof or any Lien on such title or rights or on the Leased Property or any part thereof (provided, that the foregoing shall not relieve any Person from its responsibility to remove Lessor Liens attributable to it); (v) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by Lessor, Administrative Agent or any Participant; (vi) to the fullest extent permitted by Applicable Laws, any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to Lessee, Lessor, the Administrative Agent, any Participant or any other Person, or any action taken with respect to this Lease by any trustee or receiver of Lessee, Lessor, the Administrative Agent, any Participant or any other Person, or by any court, in any such proceeding; (vii) any claim that Lessee has or might have against any Person, including any Participant, vendor, manufacturer, contractor of or for the Leased Property or any part thereof, including the General Contractor; (viii) any failure on the part of Lessor, the Administrative Agent or any Participant to perform or comply with any of the terms of this Lease or any other Operative Document or of any other agreement; (ix) any invalidity or unenforceability or illegality or disaffirmance of this Lease against or by Lessee or any provision hereof or any of the other Operative Documents or any provision of any thereof; (x) the impossibility or illegality of performance by Lessee, Lessor or both; (xi) any action by any court, administrative agency or other Governmental Authority; (xii) any restriction, prevention or curtailment of or interference with the Construction on or use of the Leased Property or any part thereof; (xiii) the failure of Lessee or any of their respective Affiliates to achieve any accounting or tax benefits; or (xiv) any other cause or circumstances whether similar or dissimilar to the foregoing and whether or not Lessee shall have notice or knowledge of any of the foregoing. Lessee’s agreement in the preceding sentence shall not affect any claim, action or right Lessee may have against any Person. The parties intend that the obligations of Lessee hereunder shall be covenants and agreements that are separate and independent from any obligations of Lessor or any Participant hereunder or under any other Operative Documents, and the obligations of Lessee shall continue unaffected unless such obligations shall have been modified or terminated in accordance with an express provision of this Lease or any other Operative Document.
Section 5.2.    No Termination or Abatement. Lessee shall remain obligated under this Lease in accordance with its terms and the terms of the other Operative Documents and shall not take any action to terminate, rescind or avoid this Lease (except as provided herein) to the fullest extent permitted by Applicable Laws, notwithstanding any action for bankruptcy, insolvency, reorganization, liquidation, dissolution, or other proceeding affecting Lessor, the Administrative Agent or any Participant, or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator of Lessor, the Administrative Agent or any Participant or by any court with respect to Lessor, the Administrative Agent or any Participant. Lessee hereby waives all right to terminate or surrender this Lease (except as provided herein or under the terms of the other Operative Documents) or to avail itself of any abatement, suspension, deferment, reduction, setoff, counterclaim or defense with respect to any Rent. Lessee shall remain obligated under this Lease in accordance with its terms and the terms of the other Operative Documents, and Lessee hereby waives any and all rights now or hereafter conferred by statute or otherwise to modify or to avoid strict compliance with its obligations under this Lease. Notwithstanding any such statute or otherwise, Lessee shall be bound by all of the terms and conditions contained in this Lease.
ARTICLE VI
Assignments and Subleases
Except for assignments and subleases permitted by this Article VI, Lessee may not sublease, assign, mortgage, pledge or otherwise transfer to any Person, including an Affiliate of Lessee, at any time, in whole or in part, any of its right, title or interest in, to or under this Lease, any other Operative Document or any portion of the Leased Property (except a purchase or sale of the Leased Property as permitted in Articles XVIII and XIX herein), in any case without the prior written consent of Lessor and the Required Participants and any such sublease, assignment, mortgage, pledge or transfer shall be void. Notwithstanding the foregoing, following the Base Term Commencement Date, Lessee may, so long as no Event of Default exists and is continuing, (a) enter into subleases with an Affiliate of the Lessee; provided (i) such Person shall not then be engaged in any proceedings for relief under any bankruptcy or insolvency law or laws relating to the relief of debtors; (ii) any portion of the Leased Property subleased pursuant to this Article VI must be used and operated in place at the Site, subject to the terms and conditions of this Lease; (iii) [reserved]; (iv) such sublease shall not discharge or diminish any of Lessee’s obligations to Lessor hereunder or to any other Person under any other Operative Document, it being understood that Lessee shall remain directly and primarily liable under the Lease with respect to all of the Leased Property; (v) such sublease shall not extend beyond the last day of the then current Term; (vi) such sublease shall be made and shall expressly provide that it is subject and subordinate to this Lease and the rights of Lessor hereunder; and (vii) such sublease shall expressly provide for the surrender of the Leased Property subleased by the applicable sublessee at the election of Lessor after an a Lease Event of Default; and (b) assign its interest in all, but not less than all, this Lease and the other Operative Documents to any Affiliate of Lessee so long as (i) such assignment is pursuant to documentation in form and substance reasonably satisfactory to Lessor, the Participants and the Administrative Agent and (ii) the Lessee shall have delivered, in form and substance reasonably satisfactory to Lessor and the Participants, a payment and performance guaranty pursuant to which Lessee shall unconditionally guaranty the obligations of such assignee under the Operative Documents.
Lessee shall give Lessor prompt written notice of any sublease permitted under this Article VI, and Lessee shall, within fifteen (15) days after execution of any sublease, deliver to the Administrative Agent a fully executed copy of such sublease.
ARTICLE VII
Lessee Acknowledgments
Section 7.1.    Condition of the Leased Property. Lessee acknowledges and agrees that although Lessor will own and hold record title to the Leased Property, Lessee, acting as Construction Agent, is solely responsible under the terms of the Construction Agency Agreement (i) for the design, development, budgeting and Construction of the Facility, and (ii) for any alterations or modifications and all activities conducted in connection therewith. Lessee further acknowledges and agrees that it is leasing the Leased Property “as is” without representation, warranty or covenant (express or implied) by Lessor, the Administrative Agent or the Participants and in each case subject to (a) the existing state of title (excluding Lessor Liens), (b) the rights of any parties in possession thereof, (c) any state of facts which an accurate survey or a physical inspection might show, (d) violations of requirements of Applicable Law with respect to the Leased Property, Lessee or its operations on or with respect to the Leased Property which may exist on the date hereof or hereafter and (e) the rights of the Ground Lessor and the Ground Lessee under the Ground Lease. None of Lessor, the Administrative Agent and the Participants has made or shall be deemed to have made any representation, warranty or covenant (express or implied except as expressly provided in the Operative Documents) or shall be deemed to have any liability whatsoever as to the title (other than for Lessor Liens), value, habitability, use, condition (including environmental condition), design, operation, or fitness for use of the Leased Property (or any part thereof), or any other representation, warranty or covenant whatsoever, express or implied, with respect to the Leased Property (or any part thereof) and none of Lessor, the Administrative Agent or any of the Participants shall be liable for any latent, hidden, or patent defect therein (other than for Lessor Liens) or the failure of the Leased Property, or any part thereof, to comply with any Applicable Laws. All risks incident to the matters discussed in the preceding sentence, as between Lessor, the Administrative Agent and the Participants, on the one hand, and Lessee, on the other, are to be borne by Lessee. The provisions of this Section 7.1 have been negotiated, and, except to the extent otherwise expressly stated, the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties by any of Lessor, the Administrative Agent or the Participants, express or implied, with respect to the Leased Property (or any interest therein), that may arise pursuant to any law now or hereafter in effect or otherwise. Lessee hereby agrees that neither Lessor nor the Administrative Agent shall be obligated to perform any covenant or agreement set forth herein or in the other Operative Documents or permit the exercise by Lessee of any right set forth herein or in the other Operative Documents if such agreement or covenant or the exercise of such right is prohibited by or conflicts with the terms of the Ground Lease.

Section 7.2.    Risk of Loss. During the Term, as between Lessee and Lessor, the risk of loss of or decrease in the enjoyment and beneficial use of the Leased Property as a result of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars, Condemnation or otherwise is assumed by Lessee, and Lessor shall in no event be answerable or accountable therefor.
Section 7.3.    Certain Duties and Responsibilities of Lessor. Lessor undertakes to perform such duties and only such duties as are specifically set forth herein and in the other Operative Documents, and no implied covenants or obligations shall be read into this Lease against Lessor, and Lessor agrees that it shall not, nor shall it have a duty to, manage, control, use, sell, maintain, insure, register, lease, operate, modify, dispose of, alter, improve, investigate, remediate or otherwise deal with the Leased Property or any other part of the Collateral or its interest in the Operative Documents in any manner whatsoever, except as required by the terms of the Operative Documents and as otherwise provided herein.
ARTICLE VIII
Possession and Use of The Property, Etc.
Section 8.1.    Possession and Use of the Leased Property. Lessee agrees that the Leased Property will be used (i) as a utility-scale electric generation facility, and (ii) in a manner consistent with this Lease and the other Operative Documents and applying standards of use no lower than the standards applied by Lessee for other substantially similar properties owned or leased by Lessee. At all times during the Term, the Leased Property shall remain in the possession and control of Lessee or its permitted assignees or sublessees. Lessee covenants and agrees that the Leased Property will at all times be used and operated under and in compliance in all material respects with (1) the terms of any contracts or agreements applicable to the use or operation of the Leased Property or any portion thereof to which Lessee is a party or by which Lessee is bound, or (to the extent contemplated by the Operative Documents or as a result of any action or omission of Lessee) to which Lessor is a party or by which Lessor is bound, (2) Applicable Laws and (3) all Insurance Requirements. Lessee shall not use the Leased Property or any part thereof for any purpose or in any manner that would materially adversely affect the Fair Market Value, utility or remaining useful life of the Leased Property, ordinary wear and tear excepted. Lessee shall not commit or permit any waste of the Leased Property or any part thereof. Lessee assumes and agrees to pay all fees, charges, costs, assessments, impositions, utilities and other amounts which relate to or arise during the Term in connection with the foregoing and the purchase, disposition, ownership, lease or use of any real or personal property, Governmental Actions and other rights, privileges or entitlements required to be paid in connection with the Leased Property. All such charges imposed with respect to the Leased Property for a billing period during which this Lease expires or terminates (except when Lessee purchases the Leased Property in accordance with the terms of this Lease or the other Operative Documents, in which case Lessee shall be solely responsible for all such charges) shall be adjusted and prorated on a daily basis between Lessee and any purchaser of the Leased Property, and each party shall pay or reimburse the other for each party’s pro rata share thereof; provided, that in no event shall Lessor have any liability therefor. Lessee shall have and retain all naming rights with respect to the Leased Property during the Term. Lessee hereby agrees to perform all obligations of Lessor under the Ground Lease from and after the Document Closing Date.

Section 8.2.    Compliance with Requirements of Law and Insurance Requirements.
(a)    Subject to the terms of Article XII relating to permitted contests, Lessee, at its sole cost and expense, shall (a) comply in all material respects with all Applicable Laws (including all Environmental Laws), Insurance Requirements and manufacturer’s operating standards and guidelines relating to the Leased Property, including the use, construction, operation, maintenance, repair and restoration thereof whether or not compliance therewith shall require structural or extraordinary changes in the Leased Property or interfere with the use and enjoyment of the Leased Property, and (b) procure, maintain and comply in all material respects with all licenses, permits, orders, approvals, consents and other authorizations required for the use, operation, maintenance, repair and restoration of the Leased Property and for the use, operation, maintenance, repair and restoration of the Facility.
(b)    Lessee shall not, and shall not suffer or permit a tenant under any sublease to violate in any material respect any Laws affecting the Leased Property, including the Controlled Substances Act, or which could otherwise result in the occurrence of an Event of Default under Section 16.1 below, including the commencement of any proceedings under the Civil Asset Forfeiture Reform Act. Upon learning of any conduct contrary to this Section 8.2, Lessee shall immediately take all actions reasonably expected under the circumstances to terminate any such use of the Leased Property, including: (i) to give timely notice to an appropriate law enforcement agency of information that led Lessee to know such conduct had occurred, and (ii) in a timely fashion to revoke or make a good faith attempt to revoke permission for those engaging in such conduct to use the Leased Property or to take reasonable actions in consultation with a law enforcement agency to discourage or prevent the illegal use of the Leased Property.
ARTICLE IX
Maintenance and Repair; Reports
Section 9.1.    Maintenance and Repair. Lessee, at its own cost and expense, shall at all times (a) maintain the Leased Property in good operating condition, subject to ordinary wear and tear, and in any event at least as good as the condition of substantially similar property owned or leased by Lessee and in good repair and condition; (b) maintain the Leased Property in accordance with the Ground Lease, Prudent Utility Practice, and, in any event, in accordance in all material respects with all Applicable Laws affecting the Leased Property; (c) maintain the Leased Property in compliance with the Insurance Requirements and all manufacturer’s suggested maintenance standards which are in effect and to the extent applicable at any time with respect to the Leased Property or any part thereof; (d) use the Leased Property only in accordance with Article VIII; (e) maintain the Leased Property as a utility-scale electric generation facility; (f) make all necessary or appropriate repairs, replacements, restorations, renewals and take all other actions with respect to the Leased Property or any part thereof which may be required to keep the Leased Property in the condition required by the preceding clauses (a) through (e), structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen, and including repairs, replacements, restorations, renewals and other actions that would constitute capital expenditures under GAAP if incurred by an owner of property; and (g) procure, maintain and comply with all material licenses, permits, orders, approvals, consents and other authorizations as and when required for the installation, construction and maintenance and, following the Base Term Commencement Date, use and operation, of the Leased Property. Lessee shall comply with such repair and maintenance standards and schedules as are required to enforce warranty claims against the manufacturers and suppliers of the Leased Property or which are otherwise established by such manufacturers and suppliers as recommended operating procedures.
Section 9.2.    Maintenance and Repair Reports. Lessee shall keep maintenance and repair reports in sufficient detail, at least on the same basis as records are kept for similar properties owned or leased by Lessee or any of its Affiliates to indicate the nature and date of major work done at or to the Leased Property. Such reports shall be kept on file by Lessee at the Site, and shall be made available to Lessor upon reasonable request. Lessee shall give written notice to Lessor of any Event of Loss promptly after Lessee has knowledge thereof.
Section 9.3.    Lessor Not Obligated to Maintain or Repair. Lessor shall not under any circumstances be required to build any improvements on the Leased Property, make any repairs, replacements, Modifications or renewals of any nature or description to the Leased Property, make any expenditure whatsoever in connection with this Lease (other than with respect to obligations to make Advances as required by the Participation Agreement) or maintain the Leased Property in any way. Lessee waives any right it may now have or hereafter acquire to (i) require Lessor to maintain, improve, repair, replace, restore, alter, remove or rebuild all or part of the Leased Property or (ii) make repairs at the expense of Lessor pursuant to, or to bring the Leased Property in compliance with, any Applicable Laws (including Environmental Laws), contract, agreement, or covenant, condition or restriction in effect at any time during the Term.
ARTICLE X
Modifications, Etc.
Section 10.1.    Improvements and Modifications. (a) In addition to Lessee’s obligations as Construction Agent under the Construction Agency Agreement, on and after the Base Term Commencement Date, (i) Lessee, at Lessee’s own cost and expense, shall make alterations, renovations, improvements and additions to the Leased Property or any part thereof and substitutions and replacements therefor (collectively, “Modifications”) which are (A) necessary to repair or maintain the Leased Property in the condition required by Section 9.1; (B) necessary in order for the Leased Property to be in compliance with Applicable Laws (including Environmental Laws) in all material respects; (C) necessary for the Leased Property to be used as a utility-scale electric generation facility; or (D) necessary or advisable to restore the Leased Property to its condition existing prior to a Casualty or Condemnation to the extent required pursuant to Article XIV (collectively, a “Required Modification”); and (ii) so long as no Event of Default has occurred and is continuing, Lessee, at Lessee’s own cost and expense, may undertake other Modifications to the Leased Property so long as such Modifications comply with Applicable Laws, Section 9.1 and Section 10.1(b) (collectively, a “Permitted Modifications”).
(b)    The making of any Modifications must be in compliance with the following requirements:

(i)    No such Modifications or series of Modifications with a cost exceeding Fifty Million Dollars ($50,000,000) for each Modification or, when added to the cost of all other Modifications, One-Hundred Million Dollars ($100,000,000) in the aggregate other than for Required Modifications, shall be made or undertaken without the prior written consent of Lessor.
(ii)    No Modifications shall be undertaken (x) in violation in any material respect of the terms of any restriction (including any environmental deed restriction), easement, condition, covenant, no further action letter or other similar matter affecting title to or binding on the Leased Property or (y) until Lessee shall have procured and paid for, so far as the same may be required from time to time, all material permits and authorizations for such Modifications from all third Persons or Governmental Authorities having jurisdiction. Lessor, at Lessee’s expense, shall join in the application for any such permit or authorization and execute and deliver any document in connection therewith, whenever such joinder is necessary or advisable upon request of Lessee.
(iii)    All Modifications shall be prosecuted in a diligent manner, be completed in accordance with Prudent Utility Practice and in compliance in all material respects with all Applicable Laws (including Environmental Laws) then in effect and the standards imposed by any insurance policies required to be maintained hereunder or the manufacturer in order to maintain all warranties, and all Modifications must be located solely on the Site.
(iv)    All Modifications shall, when completed, be of such a character as to not give rise to any material Environmental Claim or materially adversely affect the Fair Market Value, utility or remaining economic useful life of the Leased Property from the Fair Market Value, utility or remaining economic useful life thereof immediately prior to the making thereof or, in the case of Modifications being made by virtue of a Casualty or Condemnation, immediately prior to the occurrence of such Casualty or Condemnation (assuming the Leased Property was then in the condition required by this Lease). If such Modifications (other than Required Modifications) have a cost exceeding Fifty Million Dollars ($50,000,000), individually or One Hundred Million Dollars ($100,000,000), in the aggregate, and if requested by the Required Participants, Lessor may obtain a report from the Independent Engineer or, at the option of the Required Participants, Lessor may engage an appraiser of nationally recognized standing, at Lessee’s sole cost and expense, to determine (by appraisal or other methods satisfactory to the Required Participants) the projected Fair Market Value of such item of the Leased Property as of the completion of the Modifications relating thereto.
(v)    Lessee shall have made adequate arrangements for payment of the cost of all Modifications when due so that the Leased Property shall at all times be free of Liens for labor and materials supplied or claimed to have been supplied to the Leased Property, other than Permitted Liens.

Section 10.2.    Title to Modifications. (a) Title to the following described Modifications shall, without further act, vest in Lessor and shall be deemed to constitute a part of the Leased Property and be subject to this Lease:
(i)    any Modifications which are paid for with the proceeds of Advances or insurance proceeds;
(ii)    Modifications that are in replacement of or in substitution for a portion of any item of Leased Property;
(iii)    Required Modifications; or
(iv)    Modifications that are Nonseverable.
Lessee shall execute and deliver any deeds, bills of sale, assignments or other documents of conveyance reasonably necessary to evidence the vesting of title in and to such Modifications to Lessor.
(b)    If such Modifications are not within any of the categories set forth in clauses (i) through (iv) of Section 10.2(a) (each an “Improvement”), then title to such Modifications shall vest in Lessee and such Modifications shall not be deemed to be Modifications which are part of the Leased Property.
(c)    Each Improvement to which Lessee shall have title may so long as removal thereof shall not result in the violation of any Applicable Laws, shall not adversely affect Lessee’s ability to comply with its obligations under this Lease or any other Operative Document, and no Event of Default is continuing, be removed at any time by Lessee. Lessee shall at its expense repair any damage to the Leased Property caused by the removal of such Improvement. Lessor (or the purchaser of the Leased Property) may purchase from Lessee any such Improvement (if not already owned by Lessor) that Lessee intends to remove from the Leased Property prior to the return of the Leased Property to Lessor or sale of the Leased Property, which purchase shall be at the Fair Market Value of such Improvement as determined by the Appraiser at the time of such purchase. Title to any such Improvement shall vest in Lessor (or the purchaser of the applicable Leased Property) if not removed from the Leased Property by Lessee prior to the return of the Leased Property to Lessor or sale of the Leased Property. Improvements, title to which are vested in Lessor, shall be made available to Lessee or its designee without cost during the Term and thereafter if the use thereof is necessary or useful for the operation of the Leased Property. Lessee may place on or in the Leased Property any Lessee Equipment and may remove the same at any time during the Term, subject to the obligation of Lessee to repair promptly any damage to the Leased Property caused by such removal.

ARTICLE XI
Covenants with Respect to Liens and Easements
Section 11.1.    Covenants with Respect to Liens. (a) During the Term, Lessee will not directly or indirectly create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on or with respect to any portion of the Leased Property, Lessor’s title thereto, or any interest therein. Lessee, at its own expense, will promptly pay, satisfy and otherwise take such actions as may be necessary to keep the Leased Property free and clear of, and duly to discharge, eliminate or bond in a manner reasonably satisfactory to Lessor and the Administrative Agent, any such Lien (other than Permitted Liens) if the same shall arise at any time.
(b)    Nothing contained in this Lease shall be construed as constituting the consent or request of Lessor, express or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair, restoration or demolition of or to the Leased Property or any part thereof other than pursuant to and in accordance with the Operative Documents. Notice is hereby given that none of Lessor, the Administrative Agent or any of the Participants is or shall be liable for any labor, services or materials furnished or to be furnished to Lessee, or to anyone holding the Leased Property or any part thereof through or under Lessee, and that no mechanic’s or other Liens for any such labor, services or materials shall attach to or affect the interest of Lessor, the Administrative Agent or any Participant in and to the Leased Property and the other Collateral.
Section 11.2.    Lessee’s Grants and Releases of Easements; Lessor’s Waivers. Following the Base Term Commencement Date and provided that no Event of Default shall have occurred and be continuing, and subject to the provisions of Articles VII, IX and X and Section 8.2, and without the requirement of any further instrument or action of Lessor, Lessor hereby consents in each instance to the following actions by Lessee in the name and stead of Lessor and as the true and lawful attorney-in-fact of Lessor with full power and authority to execute documents on behalf of Lessor for the following purposes, but at Lessee’s sole cost and expense: (a) the granting of, or entry into agreements in connection with, easements, licenses, rights-of-way, building and use restrictions and covenants and other rights and privileges in the nature of easements or similar interests and burdens reasonably necessary or desirable for the use, repair, maintenance or protection of the Leased Property as herein provided; (b) the release of existing easements or other rights in the nature of easements which are for the benefit of, or burden to, the Leased Property; (c) the execution of amendments to, or waivers or releases of, any easements, licenses or covenants and restrictions affecting the Site; and (d) the exercise of all rights under any redevelopment agreement or document contemplated thereby affecting the Site; provided, however, that in each case (i) such grant, release, dedication, transfer, amendment, agreement or other action does not materially impair the Fair Market Value, utility or remaining useful life of the Leased Property; (ii) such grant, release, dedication, transfer, amendment, agreement or other action in Lessee’s judgment is reasonably necessary in connection with the use, maintenance, alteration or improvement of the Leased Property; (iii) such grant, release, dedication, transfer, amendment, agreement or other action will not cause the Leased Property or any portion thereof to fail to comply with the provisions of this Lease or any other Operative Documents and all

Applicable Laws (including all applicable Environmental Laws, zoning, planning, building and subdivision ordinances, all applicable restrictive covenants and all applicable architectural approval requirements); (iv) all governmental consents or approvals required prior to such grant, release, dedication, transfer, amendment, agreement or other action have been obtained and all filings required prior to such action have been made; (v) Lessee shall remain obligated under this Lease and under any instrument executed by Lessee consenting to the assignment of Lessor’s interest in this Lease as security for indebtedness, in each such case in accordance with their terms, as though such grant, release, dedication, transfer, amendment, agreement or other action had not been effected; (vi) Lessee shall timely pay and perform any obligations of Lessor under such grant, release, dedication, transfer, amendment, agreement or other action and Lessor shall have no liability or indemnity obligation thereunder and (vii) with respect to any action described in Section 11.2(a) through Section 11.2(d), inclusive, no such action described in such sections could reasonably be expected to have a Material Adverse Effect. Without limiting the effectiveness of the foregoing; provided that no Event of Default shall have occurred and be continuing, Lessor shall, upon the request of Lessee, and at Lessee’s sole cost and expense, execute and deliver any instruments necessary or appropriate to confirm any such grant, release, dedication, transfer, amendment, agreement or other action to any Person permitted under this Section. By undertaking any of the acts described in clauses (a) through (d) above, Lessee shall be deemed to have represented and warranted to each of the Participants that each such grant, release, dedication, transfer, amendment, agreement or other action complies with and Lessee has satisfied each of the requirements listed in items (i) through (vii) above.
ARTICLE XII
Permitted Contests
Section 12.1.    Permitted Contests in Respect of Applicable Laws. Notwithstanding anything contained herein or in any Operative Document to the contrary, if, to the extent and for so long as a test, challenge, appeal or proceeding for review of any Applicable Laws relating to the Leased Property or any part thereof or the obligation to comply therewith shall be prosecuted diligently and in good faith in appropriate proceedings by Lessee, during the Term, Lessee shall not be required to comply with such Applicable Laws but only if and so long as any such test, challenge, appeal, proceeding, waiver, extension, forbearance or noncompliance shall not, in the reasonable opinion of Lessor and the Administrative Agent involve (A) any risk of criminal liability being imposed on Lessor, Administrative Agent, any Participant or the Leased Property (or any portion thereof) or (B) any material risk of (1) the foreclosure, forfeiture or loss of the Leased Property, or any material part thereof, (2) the nonpayment, reduction or abatement of Rent, (3) the interruption or cancellation of any insurance coverage, (4) the invalidity or lapse of any warranty, (5) a delay of the Facility Completion Date beyond the Outside Completion Date, (6) any sale of, or the creation of any Lien (other than a Permitted Lien) on, any material part of the Leased Property (provided, however, nothing herein shall be deemed to reduce or diminish Lessee’s obligations under Section 11.1), (7) civil or criminal liability being imposed on Lessor, the Administrative Agent, any Participant or any material part of the Leased Property for which Lessee is not obligated to fully indemnify such parties under the Operative Documents, or (8) enjoinment of, or interference with, the use, possession or disposition of the Leased Property in any material respect.

Lessor will not be required to join in any proceedings pursuant to this Section 12.1 unless a provision of any Applicable Laws requires that such proceedings be brought by or in the name of Lessor; and in that event Lessor will join in the proceedings or permit them or any part thereof to be brought in its name if and so long as (i) Lessee has not elected the Sale Option and (ii) Lessee agrees in writing to pay, and pays, all related expenses and agrees in writing to indemnify Lessor, the Administrative Agent and the Participants, in form and substance reasonably satisfactory to each of Lessor, the Administrative Agent and the Required Participants, in respect of any claim relating thereto.
ARTICLE XIII
Insurance
Section 13.1.    Required Coverages. To the extent required below, during the Term, Lessee will provide or cause to be provided insurance with respect to the Leased Property of a character consistent with Lessee’s insurance programs for similar property owned or leased by Lessee or its Affiliates and in keeping with Prudent Utility Practice or otherwise reasonably acceptable to Lessor; provided, that in any event Lessee will maintain at all times:
(a)    General Liability Insurance. Combined single limit insurance against claims for third-party bodily injury, including death, and third-party property damage occurring as a result of the ownership, use, maintenance or operation of the Leased Property in an amount, at least equal to $100,000,000 per occurrence and $100,000,000 annual aggregate. Any insurance coverage required to be maintained by Lessee under this Lease may be satisfied, in whole or in part, through an umbrella or excess liability insurance program, provided that, such umbrella or excess policy (i) covers the risks required to be insured under this Lease, and (ii) does not result in a reduction in the scope, limits or quality of coverage required hereby.
(b)    Property Insurance. Insurance against all-risk of physical loss of or damage to the Leased Property or any portion thereof by reason of any covered peril in an amount consistent with Lessee’s insurance program for similar property owned or leased by Lessee or its Affiliates, in keeping with Prudent Utility Practice and otherwise acceptable to the Required Participants (subject to such deductibles and/or self-insured retention in such minimum amounts as is consistent with Lessee’s insurance program for similar property owned or leased by Lessee or its Affiliates, in keeping with Prudent Utility Practice and otherwise reasonably acceptable to the Required Participants); provided, however, that (i) with respect to the named windstorm and associated storm surge, the maximum aggregate liability of the Lessee shall not exceed One Hundred Twenty-Five Million Dollars ($125,000,000) per occurrence, and (ii) with respect to any operational incident, the maximum aggregate liability of the Lessee shall not exceed Four Hundred Million Dollars ($400,000,000).
(c)    Builder’s Risk. Lessee shall during any Modifications maintain, for the benefit of the Participants, all-risk Builders’ Risk Insurance in an amount equal to the Modification contract values. Builder’s risk insurance may be included in Lessee’s property insurance.

(d)    Workers’ Compensation. Lessee shall, in construction of any Modifications and the operation of the Leased Property, comply with the applicable worker’s compensation laws (“Worker’s Compensation Laws”).
(e)    Flood Insurance. Lessee shall provide property coverage for flooding within its regular property insurance for similar property owned or leased by Lessee or its Affiliates, at any time, if any portion of the Site, Facility, any Improvements or Modifications are located in an area identified by the Federal Emergency Management Agency of the United States of America or other applicable Governmental Authority as having special flood and mudslide hazards, obtain flood insurance to the extent required by Applicable Laws.
(f)    Other Insurance. Such other insurance, in each case as is generally carried by Lessee or its respective Affiliates for similar properties owned or leased by any of them or by other owners of similar properties in such amounts and against such risks as are then customary for properties similar in use to the Leased Property.
Section 13.2.    Insurance Coverage. The insurance coverage required in Section 13.1 shall be written by reputable insurance companies that are financially sound and solvent and otherwise reasonably appropriate considering the amount and type of insurance being provided by such companies. Any insurance company selected by Lessee shall (Y) be rated in A.M. Best’s Insurance Guide or any successor thereto (or if there be none, an organization having a similar national reputation) and shall have a general minimum policyholder rating of “A-” (or comparable rating for a rating by an organization other than A.M. Best) and a financial rating of at least “VIII” (or comparable rating for a rating by an organization other than A.M. Best) or (Z) be otherwise acceptable to the Required Participants. Lessee may use any combination of insurers and reinsurers to meet financial rating requirements. In the case of liability insurance maintained by Lessee, it shall name Lessor, the Administrative Agent and each Participant, as additional insureds and, in the case of property insurance maintained by Lessee, it shall name the Administrative Agent, as mortgagee and sole loss payee with respect to the Leased Property (but subject to the obligations of Administrative Agent under Section 14.1 of this Lease). Each policy referred to in Section 13.1 shall provide that: (i) it will not be canceled except after not less than thirty (30) days’ prior written notice to Lessor and Administrative Agent (and after not less than ten (10) days for nonpayment of premium); (ii) the interests of Lessor, the Administrative Agent and any Participant shall not be invalidated by any act or negligence of or breach of warranty or representation by Lessee or any other Person having an interest in the Leased Property; (iii) such insurance is primary with respect to any other insurance carried by or available to Lessor, the Administrative Agent or any Participant; (iv) the insurer shall waive any right of subrogation, setoff, counterclaim, or other deduction, whether by attachment or otherwise, against the Participants and Administrative Agent; and (v) such policy shall contain a cross-liability/separation of insureds clause providing for coverage of Lessor, the Administrative Agent and each Participant, as if separate policies had been issued to each of them. Lessee will notify Lessor and Administrative Agent promptly of any policy cancellation or material change.

Section 13.3.    Delivery of Insurance Certificates. On or before the Document Closing Date, Lessee shall deliver to Administrative Agent and Lessor certificates or other evidence of insurance satisfactory to the Administrative Agent and Lessor evidencing the existence of all insurance required to be maintained hereunder and setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage. Thereafter, throughout the Term, at the time each of Lessee’s insurance policies is renewed (but in no event less frequently than once each year) or upon written request by Lessor following an Event of Default, Lessee shall deliver to Administrative Agent and Lessor certificates or other evidence of insurance that all insurance required by Sections 13.1 and 13.2 to be maintained by Lessee is in effect.
Section 13.4.    Insurance by Lessor, Administrative Agent or any Participant. Lessor, the Administrative Agent or any Participant may at its own expense carry insurance with respect to its interest in the Leased Property, and any insurance payments received from policies maintained by Lessor, the Administrative Agent or any Participant shall be retained by Lessor, the Administrative Agent or such Participant, as the case may be, without reducing or otherwise affecting Lessee’s obligations hereunder.
Section 13.5.    Self-Insurance. At any time and from time to time during the Term, and for any length of time, as long as the Lessee has an Investment Grade Rating, then in lieu of procuring and maintaining any or all of the insurance coverage required pursuant to Section 13.1(b), Lessee may elect to maintain a self-insurance program or participate in the regularly maintained non-nuclear insurance program described in the Lessee’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Non-nuclear Insurance Program”); provided that such self-insurance program shall be consistent with Lessee’s self-insurance program or the Non-nuclear Insurance Program in effect as of the Document Closing Date. If Lessee elects to maintain a self-insurance program or participate in the Non-nuclear Insurance Program pursuant to this Section 13.5, then Lessee at Lessor’s written request, shall provide to Lessor and the Administrative Agent a certificate or other evidence of insurance reasonably satisfactory to Lessor and the Administrative Agent, setting forth the applicable coverages. If Lessee’s self-insurance program or the Non-nuclear Insurance Program fails, in either case, to satisfy the requirements set forth in this Section 13.5, then Lessee shall provide the insurance required under Section 13.1 hereof not later than five (5) Business Days after the occurrence of such failure of Lessee’s self-insurance program or the Non-nuclear Insurance Program, as applicable.
Section 13.6.    Waiver and/or Amendment of Insurance Requirements.  If at any time the Lessee determines in its reasonable judgment (after consultation with the Lessor and the Insurance Consultant) that any insurance (including the limits or deductibles thereof) required to be maintained by this Article XIII is not available in the commercial insurance market at such time, then upon the written request of the Lessee together with a written report of the Lessee’s insurance broker or another independent insurance broker of nationally-recognized standing in the insurance industry (a) certifying that such insurance is not available (and, in any case where the required maximum coverage is not available, certifying as to the maximum amount which is so available); (b) explaining in detail the basis for such broker’s conclusions; and (c) containing such other information as the Lessor or the Insurance Consultant may reasonably request, the Lessor may, with the consent of the Required Participants, (i) temporarily waive such requirement or (ii) enter into an amendment to this Lease, in form and substance reasonably acceptable to the Lessee, Lessor and the Required Participants, to amend such requirement.

ARTICLE XIV
Casualty and Condemnation
Section 14.1.    Casualty and Condemnation. (a) Subject to the provisions of this Article XIV, if all or any portion of the Leased Property suffers a Casualty during the Term (other than a Significant Casualty as to which a Termination Notice has been given), Lessee shall control the negotiations with the relevant insurer (unless an Event of Default exists in which case Lessor shall be entitled to control such negotiations) and, except as otherwise provided in this Section 14.1, and any insurance proceeds payable with respect to such Casualty up to $100,000,0000 individually and $100,000,000 in the aggregate shall be paid directly to Lessee, or if received by Lessor, the Administrative Agent or the Rent Assignees, shall be paid over to Lessee and shall be used by Lessee solely for the reconstruction, restoration and repair of such Leased Property, and if the use of, access to, occupancy of or title to the Leased Property or any part thereof is the subject of a Condemnation (other than a Significant Condemnation as to which a Termination Notice has been given), then any award or compensation relating thereto up to $100,000,0000 individually and $100,000,000 in the aggregate shall be paid directly to Lessee, or if received by Lessor, the Administrative Agent or the Rent Assignees, shall be promptly paid over to Lessee and shall be used by Lessee for the restoration of the Leased Property. Notwithstanding the foregoing, if any Event of Default shall have occurred and be continuing, such award, compensation or insurance proceeds shall be paid directly to the Administrative Agent or, if received by Lessee, shall be held in trust for the Participants and shall be paid over by Lessee to the Administrative Agent. All amounts held by Lessor or the Administrative Agent on account of any award, compensation or insurance proceeds either paid directly to Lessor or the Administrative Agent or turned over to Lessor or the Administrative Agent shall be distributed to Lessee and used by Lessee to restore the Leased Property as required herein, provided, however, in each case after the occurrence and during the continuance of an Event of Default shall at the option of Lessor (at the direction of the Required Participants) either be (A) paid to Lessee for the repair of damage caused by such Casualty or Condemnation in accordance with this clause (A), or (B) applied to the Lease Balance in accordance with Article XVI.
(b)    In the event any part of the Leased Property becomes subject to condemnation or requisition proceedings during the Term, Lessee shall give notice thereof to Lessor promptly after Lessee has knowledge thereof and, to the extent permitted by Applicable Laws, Lessee shall control the negotiations with the relevant Governmental Authority unless an Event of Default has occurred and is continuing in which case Lessor shall be entitled to control such negotiations; provided, that in any event, Lessor may participate at Lessor’s expense (or if an Event of Default is continuing Lessor may control or participate at Lessee’s expense) in such negotiations; and provided in all cases, that no settlement will be made without Lessor’s prior written consent (which consent shall not be unreasonably withheld or delayed). Lessee shall give to Lessor such information, and copies of such documents, which relate to such proceedings, or which relate to the settlement of amounts due under insurance policies required by Article XIII, and are in the possession of Lessee, as are reasonably requested by Lessor. If the proceedings relate to a Significant Condemnation, Lessee shall act diligently in connection therewith. Nothing contained in this Section 14.1(b) shall diminish Lessor’s rights with respect to condemnation awards and property insurance proceeds under Articles XIII or XIV.

(c)    In no event shall a Casualty or Condemnation affect Lessee’s obligations to pay Rent pursuant to Section 3.1 or to perform its obligations and pay any amounts due on the Expiration Date or pursuant to Articles XVIII and XXI.
(d)    If, pursuant to this Article XIV, this Lease shall continue in full force and effect following a Casualty or Condemnation, Lessee shall, at its sole cost and expense (and if any award, compensation or insurance payment is not sufficient to restore the Leased Property in accordance with this clause (d), Lessee shall pay the shortfall), promptly and diligently repair any damage to the Leased Property caused by such Casualty or Condemnation in conformity with the requirements of Sections 9.1 and 10.1 so as to restore the Leased Property to at least the same condition and value, in each case in all material respects, as existed immediately prior to such Casualty or Condemnation. In such event, title to the Leased Property shall remain with Lessor subject to the terms of this Lease. Upon completion of such restoration, upon the request of Lessor, Lessee shall furnish to Lessor a Responsible Officer’s Certificate confirming that such restoration has been completed pursuant to this Lease.
Section 14.2.    Environmental Matters. At Lessee’s sole cost and expense, Lessee shall in a reasonably prompt and diligent manner undertake any investigation, response, clean up, remedial restoration or other action necessary to investigate, remove, clean up, remediate or otherwise address any Environmental Violation to the extent required by Applicable Laws with respect to the Leased Property or at any off-site location impacted by any environmental condition or activities at, on or from the Leased Property.
Section 14.3.    Notice of Environmental Matters. Lessee shall promptly provide to Lessor written notice of any pending or threatened Environmental Claim, action or proceeding involving any Environmental Violation or any Release on, at, under or from Leased Property, which violation or Release could require in excess of One Hundred Thousand Dollars ($100,000) in remediation costs, or which could result in the imposition of material civil liability or criminal penalties upon Lessor, the Administrative Agent or any Participant (any such violation, claim, action, proceeding or Release, a “Material Environmental Violation”). All such notices shall describe in reasonable detail the nature of the Material Environmental Violation, including any Environmental Claims, actions or proceedings in respect thereof, and Lessee’s proposed response thereto. In addition, Lessee shall provide to Lessor and Administrative Agent, within ten (10) Business Days of receipt, copies of all written communications with any Governmental Authority relating to any such Material Environmental Violation. Lessee shall also promptly provide such detailed reports of any such Material Environmental Violations as may reasonably be requested by Lessor or Administrative Agent. Upon completion of remedial action of such Material Environmental Violation by Lessee, Lessee shall cause to be prepared by an environmental consultant reasonably acceptable to Lessor a report describing the Material Environmental Violation and the actions taken by Lessee (or its agents) in response to such Material Environmental Violation, and a statement by the consultant that the Material Environmental Violation has been remedied in compliance in all material respects with applicable Environmental Law. Each such Environmental Violation shall be remedied prior to the Expiration Date unless all, but not less than all, of the Leased Property has been purchased by Lessee in accordance with Article XV or Article XVIII. Nothing in this Article XIV shall reduce or limit Lessee’s obligations elsewhere in this Lease or under the Participation Agreement.

ARTICLE XV
Termination of Lease
Section 15.1.    Termination upon Certain Events. (a) If an Event of Loss or Significant Environmental Event occurs during the Lease Term with respect to the Leased Property, then Lessor may elect to terminate the Lease by giving written notice (a “Termination Notice”) to Lessee (on a date which is not less than thirty (30) days but no later than sixty (60) days of Lessor obtaining actual knowledge of the Event of Loss or Significant Environmental Event), with such termination to be effective on the Payment Date specified in Section 15.1(b). If Lessor fails to elect to terminate the Lease as provided in this Section 15.1(a), Lessor shall be deemed to have elected to require Lessee to restore, rebuild or remediate the Leased Property pursuant to Section 14.1(d) or Section 14.3, as applicable and Lessee shall undertake and diligently pursue such restoration, rebuilding or remediation which in all cases shall be completed prior to the Expiration Date (unless all, but not less than all, of the Leased Property has been purchased by Lessee in accordance with Article XVIII), and, subject to the terms of the Lease and the other Operative Documents, any insurance proceeds and/or award and/or compensation relating to any such Casualty or Condemnation shall be made available to Lessee for such restoration, rebuilding or remediation and other costs related to such Casualty or Condemnation.
(b)    Following Lessor’s delivery of the Termination Notice, Lessee shall be obligated to purchase Lessor’s interest in all, but not less than all, of the Leased Property on or prior to the next Payment Date occurring not less than thirty (30) days from the date Lessor delivers the applicable Termination Notice by paying the Administrative Agent an amount equal to the Purchase Amount.
Section 15.2.    Termination Procedures. On the date of the payment by Lessee of the Purchase Amount in accordance with Section 15.1(b) (such date, the “Termination Date”), this Lease shall terminate and, concurrent with Lessor’s receipt of such payment:
(i)    Lessor and Lessee shall comply with the provisions of Sections 21.1(i) through 21.1(iii) and Section 21.1(v); and
(ii)    Lessor shall convey to Lessee any net proceeds (that is, after deducting all reasonable actual, out of pocket, third party costs and expenses incurred by Lessor or Administrative Agent incident to collecting any such proceeds of the Event of Loss or Significant Environmental Event, including, without limitation, reasonable fees and expenses for counsel) with respect to the Event of Loss or Significant Environmental Event giving rise to the termination of this Lease theretofore received by Lessor or, at the request of Lessee, to the extent actually received and if acceptable to Lessor in its sole judgment, Lessor shall apply such amounts against sums due hereunder.
ARTICLE XVI
Events of Default
Section 16.1.    Events of Default. The occurrence of any one or more of the following events (whether such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute a “Lease Event of Default”:
(a)    the occurrence of a Payment Default;
(b)    Lessee shall fail to maintain insurance as required by Article XIII of this Lease and such failure is not remedied within (i) for so long as Lessee has an Investment Grade Rating, thirty (30) days of Lessee’s knowledge thereof, or (ii) if the Lessee’s credit rating is less than an Investment Grade Rating, five (5) Business Days of Lessee’s knowledge thereof;
(c)    Any representation or warranty made by the Lessee herein or by the Lessee (or any of its officers) in connection with this Lease or the other Operative Documents shall prove to have been incorrect or misleading in any material respect when made;
(d)    The Lessee shall fail to perform or observe (i) any term, covenant or agreement contained in Section 9.1(b) or 9.2 of the Participation Agreement or (ii) any other term, covenant or agreement contained in this Lease or the other Operative Documents on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for thirty (30) days after written notice thereof shall have been given to the Lessee by the Administrative Agent or any Participant;
(e)    the Lessee shall fail to pay any principal of or premium or interest on any Debt of the Lessee that is outstanding in a principal amount in excess of $50,000,000 in the aggregate (but excluding the Obligations under the Operative Documents) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt;
(f)    the occurrence of any event or the existence of any condition under any agreement or instrument relating to any Debt of a Significant Subsidiary that is outstanding in a principal amount in excess of $50,000,000 in the aggregate, which event or condition results in the declaration (after the applicable grace period, if any) of such Debt being due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;
(g)    the Lessee or any Significant Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Lessee or any Significant Subsidiary seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed for a period of thirty (30) days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Lessee or any Significant Subsidiary shall take any organizational action to authorize or to consent to any of the actions set forth above in this subsection (g);
(h)    any judgment or order for the payment of money in excess of $50,000,000 shall be rendered against the Lessee and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive Business Days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;
(i)    (i) An ERISA Plan of the Lessee or any ERISA Affiliate of the Lessee shall fail to maintain the minimum funding standards required by Section 412 of the Code for any plan year or a waiver of such standard is sought or granted under Section 412(d) of the Code, or (ii) an ERISA Plan of the Lessee or any ERISA Affiliate of the Lessee is, shall have been or will be terminated or the subject of termination proceedings under ERISA, or (iii) the Lessee or any ERISA Affiliate of the Lessee has incurred or will incur a liability to or on account of an ERISA Plan under Section 4062, 4063 or 4064 of ERISA, or (iv) any ERISA Termination Event with respect to an ERISA Plan of the Lessee or any ERISA Affiliate of the Lessee shall have occurred, and in the case of any event described in clauses (i) through (iv), such event could reasonably be expected to result in a Material Adverse Effect;
(j)    the Parent shall cease to own (directly or indirectly) at least 80% of the Common Equity of the Lessee, provided, however, that in the case of indirect ownership, Persons other than the Parent may own Preferred Equity of intermediate Subsidiaries as long as no such Preferred Equity is convertible into Common Equity;
(k)    (i) any Person or two (2) or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Parent (or other securities convertible into such securities) representing 30% or more of the combined voting power of all securities of the Parent entitled to vote in the election of directors; or (ii) commencing after the date of this Lease, individuals who as of the date of this Lease were directors shall have ceased for any reason to constitute a majority of the Board of Directors of the Parent unless the Persons replacing such individuals were nominated by the stockholders or the Board of Directors of the Parent in accordance with the Parent’s organizational documents;
(l)    (i) any Operative Document or the security interest and lien granted under any Operative Document (except in accordance with its terms), in whole or in part, terminates, ceases to be effective or ceases to be the legal, valid and binding enforceable obligation of Lessee or any of its Affiliates, as the case may be; or (ii) Lessee or any of its Affiliates, directly or indirectly contests in any court the effectiveness, validity, binding nature or enforceability thereof; (iii) the security interest and lien securing Lessee’s obligations under the Operative Documents, in whole or in part, ceases to be a perfected first priority security interest and lien (subject only to Permitted Liens); or (iv) any default exists under the Ground Lease beyond the applicable cure period provided therein or the Ground Lease is otherwise terminated or the lessee or obligor thereunder receives notice that it is or will be otherwise terminated;
(m)    Lessee shall fail to use commercially reasonable efforts to sell the Leased Property as and when required by and in accordance with or shall fail to satisfy each of the terms, covenants, conditions and agreements set forth at Articles XX and XXI in connection with and following its exercise of the Sale Option, including each of Lessee’s obligations at Sections 20.1 and 21.1; or
(n)    a judicial or nonjudicial forfeiture or seizure proceeding is commenced by a Governmental Authority and remains pending with respect to the Leased Property or any part thereof, on the grounds that the Leased Property or any part thereof had been used to commit or facilitate the commission of a criminal offense by any Person, including any tenant, pursuant to any Law, including under the Controlled Substances Act or the Civil Asset Forfeiture Reform Act, regardless of whether or not the Leased Property or the Assignment of Leases shall become subject to forfeiture or seizure in connection therewith.
Section 16.2.    Remedies. If an Event of Default occurs and is continuing, Lessor may do one or more of the following (as modified and supplemented by the remedies set forth in the Memorandum of Lease) as Lessor in its sole discretion shall determine, without limiting any other right or remedy Lessor may have on account of such Event of Default, but subject to the rights of Lessee to purchase the Leased Property pursuant to the terms and within the time periods as set forth in Section 18.1:
(a)    Lessor may, by notice to Lessee, rescind or terminate this Lease as to any or all of the Leased Property as of the date specified in such notice; provided, however, (i) no reletting, or taking of possession of the Leased Property (or any portion thereof) by Lessor will be construed as an election on Lessor’s part to terminate this Lease unless a written notice of such intention is given to Lessee, (ii) notwithstanding any reletting, or taking of possession, Lessor may at any time thereafter elect to terminate this Lease for a continuing Event of Default and (iii) no act or thing done by Lessor or any of its agents, representatives or employees and no agreement accepting a surrender of the Leased Property shall be valid unless the same be made in writing and executed by Lessor;
(b)    Lessor (i) may demand that Lessee, and Lessee shall upon the written demand of Lessor, return the Leased Property promptly to Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of the Participation Agreement and Article IX and Sections 8.2 and 14.2 hereof, and Lessee shall comply with the requirements at Section 15.2 to the extent requested by Lessor, as if the Leased Property were being returned at the end of the Term, and Lessor shall not be liable for the reimbursement of Lessee for any costs and expenses incurred by Lessee in connection therewith and (ii) without prejudice to any other remedy which Lessor may have for possession of the Leased Property, and to the extent and in the manner permitted by Applicable Laws, enter upon the Site and take immediate possession of (to the exclusion of Lessee) the Leased Property or any part thereof and expel or remove Lessee, by summary proceedings or otherwise, all without liability to Lessee for or by reason of such entry or taking of possession (provided, however, Lessor shall remain liable for actual damages caused by its gross negligence or willful misconduct), whether for the restoration of damage to property caused by such taking or otherwise, and, in addition to Lessor’s other damages, Lessee shall be responsible for all costs and expenses (which costs and expenses shall be reasonable if within the control of Lessor) incurred by Lessor and the other Participants in connection with any reletting, including, without limitation, reasonable brokers’ fees and all costs of any alterations or repairs made by Lessor;
(c)    Lessor may sell all or any part of the Leased Property at public or private sale, as Lessor may determine, free and clear of any rights of Lessee with respect thereto (except to the extent required below if Lessor shall elect to exercise its rights thereunder) in which event Lessee’s obligation to pay Basic Rent hereunder for periods commencing after the date of such sale shall be terminated;
(d)    Lessor may, at its option, (i) elect not to terminate this Lease with respect to the Leased Property and continue to collect all Basic Rent, Supplemental Rent and all other amounts due Lessor (together with all costs of collection) and enforce Lessee’s obligations under this Lease as and when the same become due, or are to be performed, and (ii) upon any abandonment of the Leased Property by Lessee, Lessor may, in its sole and absolute discretion, elect not to terminate this Lease and may make the necessary repairs (and Lessee shall pay the reasonable costs of such repairs) in order to relet the Leased Property, and relet the Leased Property or any part thereof (in place, if so elected by Lessor) for such term or terms (which may be for a term extending beyond the Term of this Lease) and at such rental or rentals and upon such other terms and conditions as Lessor in its reasonable discretion may deem advisable; and upon each such reletting all rentals actually received by Lessor from such reletting shall be applied to Lessee’s obligations hereunder and the other Operative Documents in such order, proportion and priority as Lessor may elect in Lessor’s sole and absolute discretion. If such rentals received from such reletting during any period are less than the Rent with respect to the Leased Property to be paid during that period by Lessee hereunder, Lessee shall pay any deficiency, as calculated by Lessor, to Lessor on the next Payment Date;
(e)    Lessor may demand, by written notice to Lessee, that Lessee pay to Lessor within fifteen (15) Business Days after receipt of such notice an amount equal to the Lease Balance, and upon Lessor’s receipt of the Lease Balance, Lessor shall convey the Leased Property to Lessee in accordance with Article XXI. Lessor and Lessee acknowledge and agree that upon the declaration of a Lease Event of Default, to the maximum extent permitted by law, Lessee waives any right to contest that the payment of the amount described in the preceding sentence constitutes the correct liquidated recourse sum due upon acceleration of this instrument.
(f)    Lessor may exercise any other right or remedy that may be available to it under Applicable Laws or the Operative Documents, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof. Separate suits may be brought to collect any such damages for any period(s), and such suits shall not in any manner prejudice Lessor’s right to collect any such damages for any subsequent period(s), or Lessor may defer any such suit until after the expiration of the Term, in which event such suit shall be deemed not to have accrued until the expiration of the Term;

(g)    Lessor may retain and apply against the Lease Balance, in accordance with Section 5.3 of the Participation Agreement, all sums which Lessor would, absent such Event of Default, be required to pay to, or turn over to, Lessee pursuant to the terms of this Lease;
(h)    If an Event of Default pursuant to Section 16.1(g) shall have occurred and be continuing, Lessor, as a matter of right and with notice to Lessee, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of the Leased Property, and Lessee hereby irrevocably consents to any such appointment. Any such receiver(s) shall have all of the usual powers and duties of receivers in like or similar cases and all of the powers and duties of Lessor in case of entry onto the Site, and shall continue as such and exercise such powers until the date of confirmation of the sale of the Leased Property or the other Collateral unless such receivership is sooner terminated; or
(i)    Upon the occurrence of the Lease Event of Default described in Section 16.1(g) with respect to Lessee, whether or not another Lease Event of Default described in one or more other clauses of Section 16.1 shall have been or thereafter is declared, this Lease shall terminate immediately without notice and Lessee shall immediately pay to the Administrative Agent, on behalf of Lessor, as and for liquidated damages and without limitation on any other remedies provided for herein, an amount equal to the Lease Balance.
To the maximum extent permitted by law, Lessee hereby waives (x) the benefit of any appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshaling in the event of any sale of the Leased Property or the other Collateral or any interest therein and (y) any rights now or in the future conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use the Leased Property in mitigation of Lessor’s damages or which may otherwise limit or modify any remedy of damages.
Lessor shall be entitled to enforce payment and the performance of the obligations secured hereby and to exercise all rights and powers under this instrument or under any of the other Operative Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this instrument nor its enforcement, shall prejudice or in any manner affect Lessor’s right to realize upon or enforce any other security now or hereafter held by Lessor, it being agreed that Lessor shall be entitled to enforce this instrument and any other security now or hereafter held by Lessor in such order and manner as Lessor may determine in its absolute discretion. No remedy herein conferred upon or reserved to Lessor is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Operative Documents to Lessor or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Lessor. Without limiting the foregoing, each of the powers, rights and remedies as set forth or otherwise permitted pursuant to this Article XVI are independent of the provisions of Article XIII of the Participation Agreement and shall not be affected by any exclusion set forth at Section 13.1(b) of the Participation Agreement.

The proceeds derived from any sale of Leased Property and other amounts recovered pursuant to the foregoing remedies after an Event of Default shall be distributed pursuant to Section 5.3(f) of the Participation Agreement. The amount realized by Lessor upon a sale of a Leased Property shall be net of Lessor’s sale expenses and other expenses reasonably and customarily incurred by Lessor in connection with Lessor holding and owning such Leased Property until such time as the Leased Property is sold. Notwithstanding anything herein to the contrary, there shall not be any personal recourse against Lessee (and Lessor shall have recourse only against the Leased Property) pursuant to this Section 16.2 for any amount in excess of the Lease Balance; provided in the event Lessee does not pay the Lease Balance in full, Lessee shall not be entitled to the Leased Property and Lessor shall be entitled to receive the outstanding Lease Balance from the sale, lease or other disposition of the Leased Property.
Section 16.3.    Waiver of Certain Rights. If this Lease shall be terminated pursuant to Section 16.2, Lessee waives, to the fullest extent permitted by law, (a) any notice of legal proceedings to obtain possession; (b) any right of redemption or repossession; (c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt or limiting Lessor with respect to the election of remedies; and (d) any other rights which might otherwise limit or modify any of Lessor’s rights or remedies under this Article XVI.
Section 16.4.    Grant of Security Interest. The Lessee hereby grants, bargains, sells, assigns and conveys to the Deed of Trust Trustee, its successors in trust, in trust, with power of sale, for the benefit of Lessor and its successors and assigns, all of its right, title and interest in the Site, the Leased Property and the other Collateral and hereby grants to Lessor a security interest in all of its right and title in and to the Collateral, in each case to secure payment and performance of its obligations under the Operative Documents and all other Obligations. This Lease shall constitute a security agreement within the meaning of the Uniform Commercial Code of the state of Texas (“UCC”), and if an Event of Default has occurred and is continuing, (i) Lessor shall, in addition to all other rights available at law or equity, have all of the rights provided to a secured party under Chapter 9 of the UCC and (ii) Lessor shall have the power and authority, after proper notice and lapse of such time as may be required by law, to sell the Leased Property and the other Collateral (or any portion thereof), either as a whole, or in separate lots or parcels or items and in such order as Lessor may elect all as provided for herein. The proceeds derived from the exercise of the foregoing rights shall be applied as set forth in the last paragraph of Section 16.2.
Section 16.5.    Deed of Trust Remedies. Without limiting any other remedies set forth in this Lease, and also, without limiting the generality of Article XXIV hereof, the Lessor may proceed by a suit or suits in equity or at law, whether for a foreclosure hereunder, or (to the extent permitted by law) for the sale of the Site, Leased Property or the other Collateral, or against Lessee on a recourse basis for the Lease Balance, or for the specific performance of any covenant or agreement contained herein or in aid of the execution of any power granted herein, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Leased Property or the other Collateral, or for the enforcement of any other appropriate legal or equitable remedy. In the event that any provisions of this Lease shall be inconsistent with any Applicable Laws, the provisions of such Applicable Laws shall take precedence over such provision of this Lease, but shall not invalidate or render unenforceable any other provision of this Lease that can be construed in a manner consistent with such Applicable Laws. The Deed of Trust Trustee and Lessor shall have all rights available to a deed of trust trustee or a beneficiary of a deed of trust under the laws of the State of Texas. If any provision of this Lease shall grant the Deed of Trust Trustee or Lessor any rights or remedies upon default of Lessee which are more limited than the rights that would otherwise be vested in the Deed of Trust Trustee and/or Lessor under such Applicable Laws in the absence of such provision, the Lessor shall be vested with the rights granted in such Applicable Laws to the full extent permitted by law.
ARTICLE XVII
Lessor’s Right to Cure
Section 17.1.    Lessor’s Right to Cure Lessee’s Defaults. Lessor, without waiving or releasing any obligation or Event of Default, may (but shall be under no obligation to), upon five (5) Business Days’ prior notice to Lessee, remedy any Event of Default for the account and at the sole cost and expense of Lessee (except that any insurance coverage procured by Lessor pursuant to this Section 17.1 shall not exceed the insurance policy required by Article XIII, subject at all times to Section 13.2), and may, to the fullest extent permitted by law, and notwithstanding any right of quiet enjoyment in favor of Lessee, enter upon the Leased Property and the Site, for such purpose and take all such action thereon as may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All reasonable out-of-pocket costs and expenses so incurred (including reasonable fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by Lessor, shall be paid by Lessee to Lessor on demand as Supplemental Rent.
ARTICLE XVIII
Purchase Provisions
Section 18.1.    Early and End of Term Purchase Options. Subject to the conditions contained herein, on (a) any (i) date during the Term (subject to the proviso set forth at the end of this sentence and Article XVII of the Participation Agreement) and (ii) on the Expiration Date in accordance with Section 19.1(b), provided Lessee has not elected the Sale Option or (b) on any Business Day during the occurrence of an Event of Default of the types described in clause (ii) of the next sentence (with, in respect of the Event of Default set forth in Section 18.1(b) only, the consent of Lessor, if prior to the second anniversary of the Base Term Commencement Date), Lessee may, at its option, purchase (or cause a designee to purchase) all, but not less than all, of the Leased Property (the “Early Termination Option”) at a price equal to the Purchase Amount; provided, that if Lessee elects to exercise the Early Termination Option on or prior to the second (2nd) anniversary of the Base Term Commencement Date, then the purchase shall be financed in accordance with Article XVII of the Participation Agreement. Lessee’s right to purchase all of the Leased Property pursuant to this Section 18.1 shall terminate automatically and without notice upon (i) the occurrence of an Event of Default arising as a result of an Insolvency Event, or (ii) upon the occurrence of any other Event of Default (subject to the expiration of all applicable cure periods) which has not been waived by the Lessor (at the direction of the Required Participants), unless in the case of an Event of Default described in this clause (ii), Lessee delivers a written Purchase Notice irrevocably electing to exercise the Early

Termination Option to purchase the Leased Property, such Purchase Notice to be sent not more than five (5) Business Days following the occurrence of an Event of Default (subject to the expiration of all applicable cure periods) which has not been waived by Lessor (at the direction of the Required Participants), and consummates the purchase within twenty (20) Business Days following the delivery of the Purchase Notice. Lessee acknowledges that the Purchase Notice shall apply solely to this Section 18.1 and will not affect the validity of any Event of Default or Lessor’s remedies under Section 16.2. In order to exercise its option to purchase the Leased Property pursuant to this Section 18.1 and except as provided for in the clause (ii) of the second sentence of this Section 18.1, Lessee shall give to Lessor not less than thirty (30) days’ prior written notice of such election to exercise, which election shall be irrevocable when made. If Lessee exercises its option pursuant to this Section 18.1 then, upon Administrative Agent’s receipt of all amounts due in connection therewith, Lessor shall transfer to Lessee or its designee all of Lessor’s right, title and interest in and to the Leased Property in accordance with the procedures set forth in Section 21.1, such transfer to be effective as of the date specified in the Purchase Notice. Lessor agrees to cooperate with Lessee in effecting any transfer to Lessee or a designee of Lessee pursuant to this Section 18.1.
ARTICLE XIX
End of Term Options
Section 19.1.    End of Term Options. At least one hundred twenty (120) days before the Expiration Date of the Term, Lessee shall, by delivery of written notice to Lessor and the Administrative Agent, exercise one of the following options:
(a)    Request to renew this Lease with respect to the Leased Property for an additional five-year Lease Renewal Term (the “Renewal Option”) on the terms and conditions set forth herein and in the other Operative Documents; provided, however, that the Renewal Option shall be available at the end of the Base Term only if the conditions to the Renewal Option set forth herein and in Section 4.7 of the Participation Agreement are satisfied; and provided, further, that the Renewal Option shall not be exercisable for a total of more than one (1) Lease Renewal Term.
(b)    Purchase for an amount in immediately available funds equal to the Purchase Amount all, but not less than all, of the Leased Property on the last day of the Term (the “Purchase Option”); and if Lessee shall have elected to purchase the Leased Property, (1) Lessee may (A) assign its right to purchase the Leased Property hereunder to a third party, in which case such third party shall consummate the purchase of the Leased Property on or before the last day of the Term, provided that if such third party fails to consummate the purchase of the Leased Property on or before the last day of the Term, Lessee shall consummate the purchase of the Leased Property on the last day of the Term or (B) designate a third party to acquire title to the Leased Property, without assigning Lessee’s rights to purchase the Leased Property hereunder and (2) Lessor shall, upon the payment to Administrative Agent (or if the Rent Assignment Interests are no longer outstanding, Lessor) of the Purchase Amount then due and payable by Lessee under the Operative Documents, transfer all of Lessor’s right, title and interest in and to the Leased Property pursuant to Section 21.1; or

(c)    Sell on behalf of Lessor for cash to a single purchaser not in any way affiliated with Lessee or any of its Affiliates (a “Third Party Purchaser”) all, but not less than all, of the Leased Property on the last day of the Term (the “Sale Option”). Lessee’s right to sell the Leased Property pursuant to the Sale Option shall be conditioned upon and subject to the fulfillment by Lessee of each of the terms and conditions set forth in Article XX. In addition, all subleases with respect to the Leased Property shall have been terminated prior to Lessor’s receipt of Lessee’s election of the Sale Option. Lessee shall not enter into any additional subleases or renew any subleases with respect to the Leased Property following Lessee’s election of the Sale Option. Following Lessee’s election of the Sale Option, Lessee shall not remove any Modifications or commence any voluntary Modifications under Section 10.1(a)(ii) without the consent of the Required Participants.
Section 19.2.    Election of Options. Unless (i) Lessee shall have affirmatively elected the Sale Option within the time period provided for in Section 19.1 and satisfied each of the requirements in Articles XX and XXI, (ii) Lessee shall have elected to purchase all, but not less than all, of the Leased Property pursuant to Article XVIII or (iii) Lessee shall have elected the Renewal Option and the Renewal Option has been approved by Lessor and all other Participants and all other conditions to such renewal set forth in Section 4.7 of the Participation Agreement and Section 19.3 hereof have been satisfied, Lessee shall be deemed to have elected the Purchase Option. In addition, the Sale Option or Renewal Option shall automatically be revoked if there exists a Default (solely with respect to the Sale Option), Event of Default, Significant Environmental Event or Event of Loss at any time after the Sale Option is properly elected or Lessee fails to comply with each of the terms and conditions set forth at Articles XX and XXI, and in such event Lessor shall be entitled to exercise all rights and remedies provided in Article XVI. Lessee may not elect the Sale Option or the Renewal Option if there exists on the date the election is made a Default (solely with respect to the Sale Option), an Event of Default, Significant Environmental Event or Event of Loss. Any election by Lessee of the Purchase Option pursuant to Section 19.1(b) shall be irrevocable at the time made.

Section 19.3.    Renewal Options. The exercise of the Renewal Option by Lessee shall be subject to satisfaction of the following conditions:
(i)    on the Expiration Date then in effect no Event of Default shall have occurred and be continuing, and on the date Lessee gives notice of its exercise of the Renewal Option, no Event of Default shall have occurred and be continuing;
(ii)    Lessee shall not have exercised the Sale Option or the Purchase Option; and
(iii)    each of the other conditions for the Renewal Option covered in Section 4.7 of the Participation Agreement and in Section 19.2(iii) hereof have been satisfied.

Lessee’s exercise of the Renewal Option shall be deemed to be a representation by Lessee that on both the Expiration Date then in effect and the date Lessee gives notice of its exercise of the Renewal Option, no Event of Default shall have occurred and be continuing.
ARTICLE XX
Sale Option
Section 20.1.    Sale Option Procedures. Lessee’s effective exercise and consummation of the Sale Option with respect to the Leased Property shall be subject to the due and timely fulfillment of each of the following provisions as to the Leased Property as of the dates set forth below.
(a)    Lessee shall have given to Lessor and Administrative Agent written notice of Lessee’s exercise of the Sale Option in accordance with Section 19.1.
(b)    Prior to the Expiration Date, Lessee shall furnish to Lessor, the Administrative Agent and the Participants and, if the Leased Property is to be sold on the Expiration Date, the independent purchaser hereunder a reasonably current Environmental Audit dated no earlier than forty-five (45) days prior to the Expiration Date and addressed to each such party. Such Environmental Audit shall be prepared by an environmental consultant mutually acceptable to Lessor and Lessee and shall contain conclusions reasonably satisfactory to such purchaser as to the environmental status of the Leased Property. If the Leased Property is sold during the Extended Remarketing Period pursuant to Section 20.3, such Environmental Audit shall be updated to a date not later than forty-five (45) days prior to the date of such sale and shall be subject to the reevaluation of Lessor and, if applicable, the independent purchaser, on the same basis as provided for in the previous sentence. If any such Environmental Audit indicates any exceptions or recognized environmental conditions with respect to the Leased Property, Lessee shall take such investigative, remedial or other actions as shall be necessary to cure any such exception or recognized environmental condition to the extent required by Environmental Laws, and Lessee shall cause to be delivered prior to the Expiration Date for the Leased Property a Phase II environmental site assessment and remedial report, if applicable, by such environmental consultant and a written statement by such environmental consultant indicating that all such recognized environmental conditions have been remedied in compliance with Applicable Laws.
(c)    No Event of Default, Default, Significant Environmental Event or Event of Loss shall have occurred and be continuing on or at any time following the date of Lessee’s notice of exercise of the Sale Option.
(d)    Upon surrender of the Leased Property, (i) the Leased Property shall be in the condition required by Section 9.1, (ii) Lessee shall have completed or caused to be completed all Modifications commenced prior to the Expiration Date, and Lessee shall have caused to be completed prior to the Expiration Date the repair and rebuilding of the affected portions of the Leased Property suffering a Casualty or Condemnation, (iii) there shall be no deferred maintenance in respect of the Leased Property, and (iv) Lessee shall have remediated any Environmental Violation, and taken all other actions necessary to fully address any outstanding

Environmental Claim with respect to the Leased Property, each in accordance with the terms of this Lease.
(e)    Lessee shall, as nonexclusive agent for Lessor, use commercially reasonable efforts to obtain the highest cash purchase price for the Leased Property. Lessee will be responsible for hiring brokers and making the Leased Property available for inspection by prospective purchasers, and all marketing of the Leased Property shall be paid from the sale proceeds of the Leased Property. Lessee shall, upon reasonable notice during normal business hours (subject to Lessee’s customary security and safety measures) upon request, permit inspection of the Leased Property and any Leased Property Records by Lessor, the Administrative Agent, any Participant and any potential purchasers, and shall otherwise do all things reasonably necessary to sell and deliver possession of the Leased Property to any purchaser.
(f)    Lessee shall use commercially reasonable efforts to procure bids from one or more bona fide prospective purchasers to purchase the Leased Property, which shall include Lessor and its Affiliates. No such purchaser shall be the Lessee or any Subsidiary or Affiliate of the Lessee.
(g)    Lessee shall administer the sales process in a manner reasonably consistent with Lessee’s past practices. If Lessor in the exercise of its reasonable judgment believes that the Gross Proceeds to be paid to Lessor from a proposed bid which Lessee desires to accept is less than the Fair Market Value, then Lessee’s rights hereunder shall be further conditioned upon Lessor’s receipt of an appraisal demonstrating that such proposed bid is for an amount at least equal to the Fair Market Value of the Leased Property as established by such Appraisal. In such case then Lessor shall promptly following the receipt of such bid, engage an appraiser, reasonably satisfactory to Lessor and Lessee, to determine (by appraisal methods reasonably satisfactory to Lessor and the Required Participants) the Fair Market Value of the Leased Property as of the Expiration Date. A copy of such appraisal shall be delivered to Lessor and each of the Participants not later than five (5) Business Days prior to the Expiration Date. The appraiser will be instructed to assume that the Leased Property is in the condition required by and has been maintained in accordance with this Lease. Any such appraisal shall be at the sole cost and expense of Lessee. Notwithstanding anything contained in this clause (g) to the contrary, in the event Lessor received a bona fide all cash offer from a credit worthy offeror (which shall include Lessor and any Affiliate thereof) for an amount equal to the Lease Balance (after deduction of all sales costs, expenses and related taxes and the Sale Option Recourse Amount paid by Lessee to Lessor), Lessor must sell the Leased Property for such amount to the extent the conditions therefor are satisfied.
(h)    In connection with any such sale of the Leased Property, Lessee will provide to the purchaser all customary “seller’s” indemnities as may be agreed by Lessee and such purchaser in good faith and consistent with Lessee’s other transactions of this type. Lessee shall have obtained, at its cost and expense, all required governmental and regulatory consents and approvals and shall have made all filings as required by Applicable Laws in order to carry out and complete the transfer of the Leased Property. As to Lessor, any such sale shall be made on an “as is, where is, with all faults” basis without representation or warranty by Lessor, other than the absence of Lessor Liens. Any agreement as to such sale shall be in form and substance satisfactory to Lessor.
(i)    Lessee shall pay or cause to be paid from the sale proceeds, any prorations, credits, costs, Impositions and expenses of or arising from the sale of the Leased Property, whether incurred by Lessor or Lessee, including the cost of all title insurance, surveys, environmental audits, appraisals, transfer taxes, Lessor’s reasonable attorneys’ fees, Lessee’s attorneys’ fees, commissions, escrow fees, recording fees, and all applicable documentary and other transfer and document taxes and Impositions (collectively, the “Sale Expenses”).
(j)    Whether or not a sale of the Leased Property is completed on the last day of the Term, Lessee shall pay, or cause to be paid, to Lessor on or prior to the last day of the Term (or in the case of Supplemental Rent, to the Person entitled thereto) an amount equal to (i) the Sale Option Recourse Amount plus (ii) all accrued and unpaid Rent (including Supplemental Rent, if any) and all other amounts pursuant to the Operative Documents which have accrued or will accrue prior to or as of the last day of the Term, in the type of funds specified in Section 3.4 hereof.
(k)    Lessee shall pay to Lessor on or prior to the last day of the Term the amounts, if any, required to be paid pursuant to Article XIII of the Participation Agreement.
(l)    Lessee shall, to the extent permitted by Applicable Laws, assign, and shall cooperate with all reasonable requests of Lessor or the purchaser for obtaining any and all licenses, permits, approvals and consents of any Governmental Authorities or other Persons that are or will be required to be obtained by Lessor or such purchaser in connection with its use, operation, control or maintenance of the Leased Property in compliance with Applicable Laws.
If one or more of the foregoing provisions of this Section 20.1 shall not be fulfilled as of the date set forth therein, then Lessor may declare by written notice to Lessee the Sale Option to be null and void (whether or not it has been theretofore exercised by Lessee), in which event all of Lessee’s rights under this Section 20.1 shall immediately terminate, and Lessee shall be obligated to purchase the Leased Property pursuant to Section 19.1(b) on the Expiration Date.

Except as expressly set forth herein, Lessee shall have no right, power or authority to bind Lessor in connection with any proposed sale of the Leased Property or the other Collateral.
Section 20.2.    Certain Obligations Continue. During the period following Lessee’s exercise of the Sale Option and until and including the Expiration Date, the obligation of Lessee to pay Rent with respect to the Leased Property (including the installment of Rent due on the Expiration Date) shall continue undiminished. Lessor shall have the right, but shall be under no duty, to solicit bids, to inquire into the efforts of Lessee to obtain bids or otherwise to take action in connection with any such sale, other than as expressly provided in this Article XX.
Section 20.3.    Failure to Sell Leased Property. If Lessee shall exercise the Sale Option and shall fail to sell the Leased Property on the Expiration Date in accordance with and subject to the provisions of Section 20.1, then Lessee and Lessor hereby agree as follows:

(a)    Lessee shall continue to use commercially reasonable efforts as non-exclusive agent for Lessor to sell the Leased Property on behalf of Lessor in accordance with this Article XX for the period (the “Extended Remarketing Period”) commencing on the Expiration Date and ending on the earlier of (i) the sale of the Leased Property in accordance with the provisions of this Article XX or such earlier date as Lessor has received payment in full of the Lease Balance and (ii) six (6) months after the Expiration Date. Without limiting the foregoing, all of the provisions of Section 20.1 (excluding subsection (j) thereof) shall be applicable to the Extended Remarketing Period and any sale during such period. Lessor’s appointment of Lessee as Lessor’s nonexclusive agent to use commercially reasonable efforts to obtain the highest all-cash price for the purchase of the Leased Property shall not restrict Lessor’s right to market or lease the Leased Property, to retain one or more sales agents or brokers at Lessee’s sole cost and expense, Lessor to submit or cause to be submitted bids for the Leased Property in the manner contemplated by Section 20.1.
(b)    (i) On the last day of the Term, Lessee shall return possession of the Leased Property to Lessor in the condition required by this Lease. Thereafter, except with respect to any obligations (including Supplemental Rent) of Lessee pursuant to Article XIII of the Participation Agreement and for other obligations of Lessee under the Operative Documents, which, in each case, pursuant to their respective terms survive, Lessee shall have no further obligation to pay Rent under this Lease. Following the last day of the Term, Lessor shall be free to sell or lease the Leased Property to any party at such reasonable times and for such amounts as Lessor deems commercially reasonable and appropriate in order to maximize Lessor’s opportunity to recover the Lease Balance. Following the last day of the Term, Lessor shall have the right to enter into leases for the Leased Property at fair market rentals and otherwise on commercially reasonable terms, and the net operating cash flow therefrom shall be payable to Lessor in reduction of the Lease Balance. The proceeds of such sale or lease during the Extended Remarketing Period shall be applied in accordance with Section 5.3(d) of the Participation Agreement.
(ii)    If (A) a sale to a Third Party Purchaser is not completed by the last day of the Term and (B) Lessee has elected in writing to purchase the Leased Property prior to the last day of the Term and has paid the Sale Option Recourse Amount plus all other amounts owing under the Operative Documents, then on the last day of the Term, the Lessor shall, at the Lessee’s sole cost and expense, transfer all of its rights, title and interests in the Leased Property to the Lessee on an “as is, where is and with all faults” basis, as if the Lessee had elected the Purchase Option pursuant to Section 19.1(b).
(c)    Lessor reserves all rights under this Lease and the other Operative Documents arising out of Lessee’s breach of any provisions of this Lease (including this Article XX), occurring prior to or on the Expiration Date, including the right to sue Lessee for damages.
(d)    Subject to the express provisions hereof, to the greatest extent permitted by law, Lessee hereby unconditionally and irrevocably waives, and releases Lessor from, any right to require Lessor during or following the Extended Remarketing Period to sell the Leased

Property in a timely manner or for any minimum purchase price or on any particular terms and conditions, Lessee hereby agreeing that if Lessee shall elect the Sale Option, its ability to sell the Leased Property on or prior to the last day of the Term and to cause any Person to submit a bid to Lessor pursuant to Section 20.1 shall constitute full and complete protection of Lessee’s interest hereunder.
ARTICLE XXI
Procedures Relating to Purchase or Sale Option
Section 21.1.    Provisions Relating to Conveyance of the Leased Property Upon Purchase by Lessee, Sales or Certain Other Events. In connection with any termination of this Lease pursuant to the terms of Article XV, any purchase of all, but not less than all, of the Leased Property in accordance with Article XVIII or in connection with Lessee’s obligations under Section 16.2(e) or any other conveyance or purchase of the Leased Property made pursuant to the terms of this Lease or the Construction Agency Agreement, then, upon the date on which this Lease is to terminate with respect to the Leased Property and upon tender by Lessee of the amounts set forth in Article XV, Sections 16.2(e) or Article XVIII as applicable:
(i)    Except in connection with the Sale Option, Lessor shall, at Lessee’s cost and expense, execute and deliver to Lessee (or to Lessee’s designee) at Lessee’s cost and expense a deed of Lessor’s interest in the Leased Property without representation and warranty except as to the absence of any Lessor Liens attributable to Lessor;
(ii)    Except in connection with the Sale Option, the Leased Property shall be conveyed to Lessee (or to Lessee’s designee) “As Is, Where Is” and in its then present physical condition together with an assignment, without warranty of any kind, of Lessor’s rights, if any, under Project Agreements, including any licenses granted under the Project Agreements;
(iii)    Except in connection with the Sale Option, Lessor shall cause all Lessor Liens to be released and execute and deliver to Lessee (or to Lessee’s designee) a statement of termination of this Lease, an assignment or, solely if Lessee has exercised its option to purchase the Leased Property on and subject to the terms herein, termination (signed by Ground Lessor and Lessor), of the Ground Lease and shall use its best efforts to cause the Administrative Agent to execute and deliver releases of any Liens created by or pursuant to the Operative Documents, and termination statements for any financing statements which are then of record naming the Lessor or Administrative Agent as the secured party; and
(iv)    If Lessee properly exercises the Sale Option, then Lessee shall, upon a sale thereunder, and at its own cost, transfer or cause to be transferred possession of the Leased Property to the independent purchaser(s) thereof, in each case by surrendering the same into the possession of Lessor or such purchaser, as the case may be, on an “As Is, Where Is” basis and in its then present physical condition, free and clear of all Liens other than Permitted Liens of the type described in clauses (a) (excluding

Liens relating to the rights and interests of Lessee), (b), (c) or (g) of the definition of “Permitted Liens”, and Lessee shall execute and deliver to the purchaser at Lessee’s cost and expense a bill of sale and deed with respect to its interest in the Leased Property, in each case in recordable form and otherwise in conformity with local custom and Section 20.1(h), together with an assignment, without warranty of any kind, of Lessee’s right, title and interest, if any, under the Project Agreements; Lessee shall execute and deliver to the purchaser and the purchaser’s title insurance company an affidavit as to the absence of any Liens (other than Permitted Liens), and such other affidavits and certificates reasonably requested by any title insurance company insuring title to the Leased Property, as well as a FIRPTA affidavit, and an instrument in recordable form declaring this Lease to be terminated on the date of closing of the sale of the Leased Property and Lessor shall execute and deliver to purchaser an assignment of Lessor’s interest in the Ground Lease in recordable form, without recourse, representation or warranty. Lessee shall, on and within a reasonable time before and up to two (2) years after the Expiration Date, cooperate reasonably with Lessor and the purchaser of the Leased Property in order to facilitate the purchase and use by such purchaser of the Leased Property, which cooperation shall include the following, all of which Lessee shall do on or before the Expiration Date or as soon thereafter as is reasonably practicable (in each case subject to a commercially reasonable confidentiality agreement): providing all records regarding the maintenance, use and ownership of the Leased Property and all know-how, data and technical information relating thereto, providing a current copy of the Plans and Specifications, granting or assigning (to the extent assignable) all licenses necessary for the operation and maintenance of the Leased Property, and cooperating reasonably in seeking and obtaining all necessary Governmental Action. The obligations of Lessee under this paragraph shall survive the expiration or termination of this Lease.
(v)    As a condition to any such transfer of the Leased Property and Lessor’s rights, if any, under the Project Agreements or the Ground Lease, to Lessee or any third party transferee, and as a further condition to Lessee’s rights under Article XX, Lessee shall, and shall cause any such third party transferee to, provide any documentation, assurances and assumptions required under and otherwise comply with the terms and conditions of the Project Agreements and the Ground Lease, and otherwise comply with the requirements under the Project Agreements and the Ground Lease for any transfer of the Leased Property and Lessor’s rights under any Project Agreement.
(vi)    The reasonable costs, expenses and related taxes related to the sale of the Leased Property shall be payable through the proceeds of the sale of the Leased Property in connection with the Sale Option. Any such amounts in excess of what Lessor deems reasonable shall be paid by Lessee.

ARTICLE XXII

Acceptance of Surrender
Section 22.1.    Acceptance of Surrender. No surrender to Lessor of this Lease or of the Leased Property or of any part of any thereof or of any interest therein shall be valid or effective unless agreed to and accepted in writing by Lessor and, prior to the payment or performance of all obligations under the Rent Assignment Agreement and termination of the Commitments, the Rent Assignees, and no act by Lessor or the Rent Assignees, or any representative or agent of Lessor or the Rent Assignees, other than a written acceptance, shall constitute an acceptance of any such surrender.
ARTICLE XXIII
No Merger of Title
Section 23.1.    No Merger of Title. There shall be no merger of this Lease, the Ground Lease or of the leasehold estate created hereby or thereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part, (a) this Lease, the Ground Lease or the leasehold estates created hereby or thereby or any interest in this Lease, the Ground Lease or such leasehold estate, (b) title to the Leased Property or (c) a beneficial interest in Lessor.
ARTICLE XXIV
Intent of The Parties
Section 24.1.    Nature of Transaction. It is the intention of the parties that:
(a)    the Overall Transaction constitutes a lease from Lessor to Lessee for purposes of Lessee’s financial reporting, including, without limitation, under Accounting Standards Codification (ASC) 842;
(b)    for all other purposes, including federal and all state and local income, transfer, recording and all other taxes, bankruptcy, insolvency, conservatorships and receiverships (including the substantive law upon which bankruptcy, conservatorship and insolvency and receivership proceedings are based), real estate and commercial law purposes and for purposes of the Uniform Commercial Code as in effect in the State of Texas (the “UCC”):
(i)    the Overall Transaction (including the transactions and activities prior to the Base Term Commencement Date referred to or contemplated by the Construction Agency Agreement) constitutes a secured lending transaction by the Participants to Lessee and preserves beneficial ownership in the Leased Property in Lessee, Lessor holds only legal title to the Leased Property within the meaning of 11 U.S.C. Section 541(d), Lessee will be exclusively entitled to all tax benefits (including depreciation deductions and property tax deductions) ordinarily available to owners of property similar to the Leased Property for tax purposes, the obligations of Lessee to pay Basic Rent shall be treated as payments of interest to the Participants, the payment by

Lessee of any amounts in respect of the Lessor Amount and the Rent Assignment Contribution Amount shall be treated as payments of principal to the Participants and, in the event Lessee purchases the Leased Property pursuant to the terms hereof and pays in full the Lease Balance, legal title to the Leased Property shall automatically vest in Lessee; and
(ii)    in order to secure the secured lending obligations of Lessee now existing or hereafter arising under this Lease or any of the other Operative Documents, this Lease, together with the other Security Instruments, creates a first priority security interest or a lien in the Leased Property and the other Collateral in favor of Lessor, which have been assigned to the Administrative Agent for the benefit of the Participants to secure Lessee’s payment and performance of the Obligations.
Nevertheless, Lessee acknowledges and agrees that none of Lessor, the Administrative Agent, any Participant or the Arranger have made any representations or warranties concerning the tax, accounting or legal characteristics of the Operative Documents or any aspect of the Overall Transaction and that Lessee has obtained and relied upon such tax, accounting and legal advice concerning the Operative Documents and the Overall Transaction as it deems appropriate.
(c)    Specifically, but without limiting the generality of subsection (b) of this Section 24.1 or Section 16.4, Lessor and Lessee further intend and agree that for the purpose of securing Lessee’s repayment of the Obligations, (i) the Lease shall also be deemed to be a security agreement and financing statement within the meaning of Chapter 9 of the UCC; (ii) the conveyance provided for by this Lease as supplemented by the Memorandum of Lease shall be deemed to be a grant by Lessee to the Lessor, in all of Lessee’s present and future right, title and interest in and to the Leased Property and a grant by Lessee to Lessor of a Lien on and security interest in Lessee’s interest in the Site, the Leased Property and the other Collateral, including Lessee’s leasehold estate therein and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, investments, securities or other property, whether in the form of cash, investments, securities or other property to secure such loans, effective on the date hereof, to have and to hold such interests in the Site, the Leased Property and the other Collateral unto Lessor; (iii) the possession by Lessor of such other items of property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” for purposes of perfecting the security interest pursuant to Section 9-305 of the UCC; and (iv) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from financial intermediaries, bankers or agents (as applicable) of Lessee shall be deemed to have been given for the purpose of perfecting such security interest under Applicable Laws. Lessor and Lessee shall, to the extent consistent with this Lease, take such actions and execute, deliver, file and record such other documents, financing statements, mortgages and deeds of trust as may be necessary to ensure that, if the Lease were deemed to create a security interest in the Site, the Leased Property and the other Collateral in accordance with this Section, such security interest would be deemed to be a perfected security interest in the Site, the Leased Property and the other Collateral with priority over all Liens, other than Permitted Liens, under Applicable Laws and will be maintained as such throughout the Term.

(d)    Each of the parties agrees that it will not, nor will any of its Affiliates (except that the Administrative Agent and/or Lessor may, in the case that Lessor elects to terminate the Lease pursuant to Section 16.2 of this Lease if an Event of Default shall have occurred and be continuing and Lessor has become the beneficial owner for relevant tax purposes as a result thereof), take any position (whether in audits, tax returns or otherwise) that is inconsistent with the intention of the parties expressed in this Section.
(e)    Further, for clarity purposes, none of the parties, other than Lessee, shall claim any credits or take any deductions (including depreciation deductions and property tax deductions) with respect to the Leased Property which would be inconsistent with Lessee’s ownership of the Leased Property for tax purposes, as provided in this Lease, the Participation Agreement, and any other Operative Document.
Section 24.2.    Lessee Grant of Liens and Security Interests. (a) For the purposes of the creation and enforcement of this Lease as a deed of trust and security agreement (the “Deed of Trust”), (i) Lessee hereby grants, bargains, sells, warrants, conveys, mortgages, aliens, remises, releases, assigns and sets over to the Deed of Trust Trustee and its successors in trust for the benefit of Lessor and its successors and assigns, with power of sale, all of Lessee’s right, title and interest in the Leased Property, the Equipment and the other Collateral, to secure all repayment Obligations and Advances under the Operative Documents and the other Obligations, as more particularly set forth in the Memorandum of Lease, including indebtedness in the aggregate amount of $1,450,000,000, and (ii) Lessee hereby grants to Lessor a security interest in, all of Lessee’s interest in the Leased Property and the other Collateral, to secure all such repayment Obligations and Advances under the Operative Documents and the other Obligations, including indebtedness in the aggregate amount of $1,450,000,000.
(b)    Specifically, but without limiting the foregoing or the generality of Section 24.1, to secure the Obligations, Lessee hereby grants, bargains, sells, warrants, conveys, aliens, remises, releases, assigns, sets over and confirms, all with power of sale, to the Deed of Trust Trustee and its successors in trust for the use and benefit of Lessor and its successors and assigns, all of Lessee’s right, title, and interest in and to the following (collectively, the “Security Property”): (i) the Ground Lease, the Leased Property, the Equipment and Appurtenant Rights relating thereto and all proceeds, both cash and noncash thereof; (ii) all easements, rights-of-way, strips and gores of the Site, vaults, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights, minerals, flowers, shrubs, crops, trees, timber and other emblements now or hereafter located on the Site or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, tenements, hereditaments and appurtenances, reversions and remainders whatsoever, in any way belonging, relating or appertaining to the Leased Property or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Lessee; (iii) all right, title and interest of Lessee in all equipment and fixtures, now, heretofore or hereafter acquired with any proceeds of the Obligations and now, heretofore or hereafter (A) arising out of or related to the ownership of the Leased Property, or (B) located in, on or about the Leased Property, or (C) used or intended to be used with or in connection with the use, operation or enjoyment of the Leased Property; (iv) all right, title and interest of Lessee in any and all leases, rental agreements and arrangements of any sort now or hereafter affecting the Site and/or Leased Property or any portion thereof and providing for or resulting in the payment of money to Lessee for the use of the Site and/or Leased Property or any portion thereof, whether the user enjoys the Site and/or Leased Property or any portion thereof as tenant for years, licensee, tenant at sufferance or otherwise, and irrespective of whether such leases, rental agreements and arrangements be oral or written, and including any and all extensions, renewals and modifications thereof (the “Subject Leases”) and guaranties of the performance or obligations of any tenants or lessees thereunder, together with all income, rents, issues, profits and revenues from the Subject Leases (including all tenant security deposits and all other tenant deposits, whether held by Lessee or in a trust account, and all other deposits and escrow funds relating to any Subject Leases), and all the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of Lessee of, in and to the same; provided, however, that although this Lease contains (and it is hereby agreed that this Lease contains) a present, current and unconditional assignment of all of said income, rents, issues, profits and revenues, Lessee shall collect and enjoy such rental payments and revenues except as expressly provided otherwise in this Lease and the other Operative Documents; (v) to the extent the same are transferrable, all right, title and interest of Lessee in, to and under all franchise agreements, management contracts, consents, authorizations, certificates and other rights of every kind and character of any Governmental Authority affecting the Leased Property, Project Agreements, service contracts, utility contracts, leases of equipment, documents and agreements relating to the construction of any Improvements (including any and all construction contracts, architectural contracts, engineering contracts, designs, plans, specifications, drawings, surveys, tests, reports, bonds and governmental approvals) and all other contracts, licenses and permits now or hereafter affecting the Leased Property or any part thereof and all guaranties and warranties with respect to any of the foregoing (the “Subject Contracts”); (vi) all of the right, power and authority of Lessee to alter, modify or change the terms, conditions and provisions of any Subject Lease or Subject Contract, to consent to any request made by a party pursuant thereto, or to surrender, cancel or terminate the same or to accept any surrender, cancellation or termination of the same, together with all of the options, rights, powers and privileges of Lessee under any Subject Lease or Subject Contract, whether heretofore or hereafter existing, (vii) all present and future right, title and interest of Lessee in and to (1) all refunds, tax abatement agreements, rebates, reserves, deferred payments, deposits, cost savings, awards and payments of any kind due from or payable by (a) any Governmental Authority, or (b) any insurance or utility company, in each case under clause (a) or (b) above in respect of the Site and the other Leased Property, and (2) all refunds, rebates and payments of any kind due from or payable by any Governmental Authority for any taxes, assessments, or governmental or quasi-governmental charges or levies imposed upon Lessee in respect of the Site and other Leased Property, (viii) all right, title and interest of Lessee in any insurance policies or binders now or hereafter relating to the Leased Property, including any unearned premiums thereon, as further provided in this Lease; (ix) all right, title and interest of Lessee in any and all awards, payments, proceeds and the right to receive the same, either before or after any foreclosure hereunder, as a result of any temporary or permanent injury or damage to, taking of or decrease in the value of the Leased Property by reason of casualty, any exercise of the right of eminent domain or deed in lieu thereof, condemnation or otherwise as further provided in this Lease; (x) all right, title and interest of Lessee in all utility, escrow and all other deposits (and all letters of credit, certificates of deposit, negotiable instruments and other rights and evidence of rights to cash) now or hereafter relating to the Leased Property or the purchase, construction or operation thereof; (xi) all claims and causes of action arising from or otherwise related to any of the foregoing, and all rights and judgments related to any legal actions in connection with such claims or causes of action; (xii) all of right, title and interest of Lessee in and to the other Collateral; and (xiii) all Modifications, extensions, additions, improvements, betterments, renewals and replacements, substitutions, or proceeds of any of the foregoing, all of which foregoing items are hereby declared and shall be deemed to be a portion of the security for the indebtedness and Obligations herein described, a portion of the above described collateral being located upon the Site.
Without limiting the generality of the foregoing, Lessor and Lessee shall take such actions and execute, deliver, file and record such other documents and financing statements as may be necessary to ensure that, if this Lease was deemed to create a deed of trust and security interest in the Leased Property in accordance with this Section, such deed of trust and security interest would be deemed to be a perfected security interest (subject only to Permitted Liens) and will be maintained as such throughout the Term. Lessee hereby authorizes Lessor and the Administrative Agent to file any and all financing statements covering the Security Property or any part thereof that Lessor or the Required Participants may require. Certain of the personal property covered by this Lease is or will become fixtures on the real property which is a part of the Security Property, and this Lease (or a memorandum thereof), upon being filed for record in the real estate records of the county wherein such fixtures are situated shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of the UCC upon such of the property which are or may become fixtures. The mailing address of Lessee (as debtor) and the address of Lessor (as secured party) from which information may be obtained are set forth in the introductory paragraph of this Lease. Lessee has an interest of record in such real property. The Texas Secretary of State File Number of Lessee is 0800911623.

Notwithstanding anything to the contrary contained herein, Lessor is entitled to all the rights and remedies of an assignee set forth in Chapter 64 of the Texas Property Code, the Texas Assignment of Rents Act (as amended from time to time, “TARA”). This Deed of Trust shall constitute and serve as a security instrument under TARA. Lessor shall have the ability to exercise its rights related to the Subject Leases and all income, rents, issues, profits and revenues from the Subject Leases, in Lessor’s sole discretion and without prejudice to any other remedy available, as provided in this Deed of Trust or as otherwise allowed by applicable law, including, without limitation, TARA. Notwithstanding anything to the contrary contained in this Deed of Trust or the other Operative Documents, to the extent this Deed of Trust or any of the other Operative Documents contain any notice or cure period, the date enforcement of Lessor’s right under TARA begins, shall not be affected, extended or otherwise modified by reason of such periods.
(c)    Deed of Trust. Without limiting any other remedies set forth herein, in the event that a court of competent jurisdiction rules that this Lease constitutes a mortgage, deed of trust or other secured financing with respect to the Leased Property as is the intent of the parties pursuant to Section 24 hereof, then Lessor and Lessee agree that (i) Lessee hereby grants to the

Deed of Trust Trustee and its successor in trust, for the use and benefit of Lessor, a Lien against Lessee’s interest in the Leased Property (including the estate therein) with power of sale to the extent permitted by law, and that, upon the occurrence and during the continuance of any Event of Default, Lessor may request the Deed of Trust Trustee to, and the Deed of Trust Trustee is hereby irrevocably empowered to, with or without entry, and to the extent permitted by applicable law, sell or cause the sale of the Security Property or any part or parts thereof at one or more public auctions as an entirety or in parcels as the Deed of Trust Trustee may elect free from any equity of redemption for cash, on credit, or for other property, for immediate or future delivery, and on such terms as the Deed of Trust Trustee shall deem advantageous and proper, such sale or sales to be made in such manner and upon such notice and advertisement as may be required by applicable law (including, without limitation, Section 51.002 of the Texas Property Code or any successor statute), or in the absence of any such requirements, as the Deed of Trust Trustee may deem appropriate, and to make conveyance to the purchase or purchasers. Lessor (or, to the extent required by law, the Deed of Trust Trustee) may, if at the time such action may be lawful and always subject to compliance with any mandatory legal requirements, by filing its notice of election and demand for sale with the Deed of Trust Trustee direct the Deed of Trust Trustee to enforce its trust and to sell the Security Property, as an entirety or in parcels, by one sale or by several sales, held at one time or at different times, all as the Deed of Trust Trustee acting may elect, each sale to be held at the location set forth in the notice of such proposed sale and the Deed of Trust Trustee shall have given notices of the proposed sale in the manner hereinafter set forth, and to make due conveyance to the purchaser or purchasers, with special warranty of title or no warranty of title to such purchaser or purchasers binding upon Lessee and its successors and assigns. Such sale must begin at the time permitted by Applicable Law. Lessee, for itself, its successors and assigns, and for anyone who may claim by, through or under Lessee, hereby expressly and specifically waives all rights to a marshaling of the assets of Lessee, including the Security Property, or to a sale in inverse order of alienation. Lessor may bid and become the purchaser of all or any part of the Leased Property at any such sale, and the amount of Lessor’s successful bid may be credited against the Obligations.
The Deed of Trust Trustee (or a person or persons selected by the Deed of Trust Trustee) shall promptly comply with all notice and other requirements of the laws of Texas then in force with respect to such sales, and shall give public notice of the time and place of such sale by posting notice at the courthouse door of each county in which the Security Property is located, filing notice in the office of the county clerk of each county in which the Security Property is located and serving written notice of the sale by certified mail on each debtor who, according to the records of the mortgage servicer of the debt, is obligated to pay the debt or as otherwise required by then-applicable law. To the extent permitted by applicable law, no notice of such sale or sales other than the notices hereinabove provided shall be required to be given to Lessee (or anyone who may claim by, through or under Lessee) or any other persons and any other notice (including, without limitation, any notice of acceleration of, or intent to accelerate, the unpaid balance of any Obligation) is expressly waived.
The provisions of this Section with respect to posting, serving, filing, and giving notices of sale are intended to comply with all Applicable Laws. In the event the requirement for any notice, or the posting, serving, filing, or giving thereof, under any Applicable Laws shall be eliminated or the prescribed manner of posting, serving, filing, or giving same is modified by future amendment to such Applicable Laws, the requirement for such particular notice shall be stricken from, or the manner of posting, serving, filing, or giving any notice hereunder modified in, this Deed of Trust in conformity with such amendment. The manner herein prescribed for posting, serving, filing, or giving any notice, other than that to be posted and filed or caused to be posted or filed by the Deed of Trust Trustee, shall not be deemed exclusive but such notice or notices may be posted, served, filed, or given in any other manner which may be permitted by Applicable Laws. Further, in relation to this Deed of Trust and the exercise of any power of sale by the Lessor hereunder, if any Applicable Laws shall be amended or modified to require any other notice or the posting, filing, serving, or giving thereof or any statute hereafter enacted shall require any other notice or the posting, filing, serving, or giving thereof, the Deed of Trust Trustee or the person selected by him is hereby authorized and empowered by Lessee to give such notice or make such posting, filing, serving, or giving thereof; provided, however, Lessee waives such other notice or the posting, filing, serving, or giving thereof to the full extent Lessee may lawfully so do. Any provisions of this paragraph, or any amendments to or modifications to any Applicable Laws to the contrary notwithstanding, the time periods provided for in the immediately preceding paragraph in respect of which the notices provided for in said paragraph are to be given shall not be shortened or eliminated as a result of any such amendment or modification.
In addition to any other remedies granted in this Deed of Trust to Lessor or the Deed of Trust Trustee (including specifically, but not limited to, the right to proceed against all the Security Property in accordance with the rights and remedies in respect to those portions of the Collateral which are real property pursuant to Section 9.604 of the UCC), upon the occurrence of an Event of Default, Lessor may (i) proceed by a suit or suits in equity or at law, whether for a foreclosure hereunder, or for the sale of the Leased Property, or against Lessee on a recourse basis for the Lease Balance, or for the specific performance of any covenant or agreement contained in this Lease or in aid of the execution of any power herein granted, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Leased Property, or for the enforcement of any other appropriate legal or equitable remedy and (ii) proceed under the UCC as to all or any part of the personal property (tangible or intangible) and fixtures included with the Security Property (such portion of the Security Property being referred to herein as the “Personalty”) and shall have and may exercise with respect to the Personalty all the rights, remedies, and powers of a secured party under the UCC, including, without limitation, the right and power to sell, at one or more public or private sales, or otherwise dispose of, lease, or utilize the Personalty and any part or parts thereof in any manner authorized or permitted under the UCC after default by a debtor, and to apply the proceeds thereof toward payment of any costs and expenses and attorney’s fees and legal expenses thereby incurred by Lessor, and toward payment of the Obligations hereby secured in such order or manner as provided herein.
(d)    Substitution of Deed of Trust Trustee. If, for any reason, Lessor shall elect to substitute for the Deed of Trust Trustee herein named (or for any successor to said Deed of Trust Trustee), Lessor shall have the right to appoint successor Deed of Trust Trustee(s) by duly acknowledged written instruments, and each new Deed of Trust Trustee immediately upon recordation of the instrument so appointing the new Deed of Trust Trustee shall become successor in title to the Leased Property for the uses and purposes of this Agreement, with all the powers, duties and obligations conferred on the Deed of Trust Trustee in the same manner and to the same effect as though the replacement had been named herein as the Deed of Trust Trustee. If more than one Deed of Trust Trustee has been appointed, each of such Deed of Trust Trustees and each successor thereto shall be and hereby is empowered to act independently.
(e)    No Liability of Deed of Trust Trustee. The Deed of Trust Trustee shall not be liable for any error of judgment or act done by Deed of Trust Trustee in good faith, or otherwise be responsible or accountable under any circumstances whatsoever (including Deed of Trust Trustee’s negligence), except for Deed of Trust Trustee’s gross negligence or willful misconduct. The Deed of Trust Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder, believed by it in good faith to be genuine. All moneys received by Deed of Trust Trustee until used or applied as herein provided, shall be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Deed of Trust Trustee shall be under no liability for interest on any moneys received by it hereunder. Lessee hereby ratifies and confirms any and all acts which the herein named Deed of Trust Trustee or its successor or successors, substitute or substitutes, in this trust, shall do lawfully by virtue hereof. Lessee will reimburse Deed of Trust Trustee for, and save it harmless against, any and all liability and expenses which may be incurred by it in the performance of its duties. The foregoing indemnity shall not terminate upon discharge of the Obligations or foreclosure, or release or other termination, of this Agreement.
Section 24.3.    State Specific Provisions. (a) This Deed of Trust is given to secure, among other things, and shall secure not only presently existing indebtedness under the Participation Agreement and this Lease but also future advances, which may be advanced and repaid and readvanced at any time and from time to time in accordance with the terms of the Participation Agreement and the other Operative Documents, whether such advances are obligatory or to be made at the option of Lessor, or otherwise, as are made within twenty (20) years from the date hereof, to the same extent as if such future advances were made on the date of the execution of this Deed of Trust, although there may be no advance made at the time of execution of this Deed of Trust and although there may be no indebtedness hereby secured outstanding at the time any advance is made. The lien of this Deed of Trust shall be valid as to all indebtedness hereby secured, including future advances, from the time of its filing for record in the real property records of the office of the clerk of the county in which the Security Property is located. The total amount of indebtedness hereby secured may increase or decrease from time to time, if the outstanding aggregate principal balance of the Lease Balance is ever reduced to a zero ($0.00) balance, the lien and security title of this Deed of Trust shall not be released or extinguished by operation of law or implied intent of the parties. This Deed of Trust shall remain in full force and effect as to any further advances under the Participation Agreement and the other Operative Documents made after any such zero balance until the indebtedness secured by this Deed of Trust is paid in full and satisfied, all agreements of Lessor to make further advances have been terminated and this Deed of Trust has been cancelled of record. This Deed of Trust shall be valid and have priority over all subsequent liens and encumbrances, including statutory liens, excepting solely taxes and assessments levied on the Security Property, to the extent of the maximum amount secured hereby. The maturity date of the obligations secured thereby shall be December 9, 2032, unless extended pursuant to the terms of the Lease and the other Operative Documents.
(b)    Without limiting the foregoing, Lessee and Lessor agree that the use of the terms “Lessee,” “Lessor,” “Security Property” and other uses of derivations of the term “mortgage” are solely for convenience of references and do not, and are not intended to, modify the stated intent of the parties.
ARTICLE XXV
Miscellaneous
Section 25.1.    Survival; Severability; Etc. Anything contained in this Lease to the contrary notwithstanding, all claims against and liabilities of Lessee or Lessor arising from events commencing prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination. If any term or provision of this Lease or any application thereof shall be declared invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby. If any right or option of Lessee provided in this Lease, including any right or option described in Articles XIV, XV, XVIII, XIX or XX, would, in the absence of the limitation imposed by this sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule of law relating to the vesting of an interest in or the suspension of the power of alienation of property, then such right or option shall be exercisable only during the period which shall end twenty-one (21) years after the date of death of the last survivor of the descendants of Franklin D. Roosevelt, the former President of the United States, Henry Ford, the deceased automobile manufacturer, and John D. Rockefeller, the founder of the Standard Oil Company, known to be alive on the date of the execution, acknowledgment and delivery of this Lease.
Section 25.2.    Amendments and Modifications. Subject to the requirements, restrictions and conditions set forth in the Participation Agreement, neither this Lease nor any provision hereof may be amended, waived, discharged or terminated except by an instrument in writing, in recordable form (if requested by Lessor), signed by Lessor and Lessee.
Section 25.3.    No Waiver. No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy upon a default hereunder, and no acceptance of full or partial payment of Rent during the continuance of any such default, shall constitute a waiver of any such default or of any such term. To the fullest extent permitted by law, no waiver of any default shall affect or alter this Lease, and this Lease shall continue in full force and effect with respect to any other then existing or subsequent default.
Section 25.4.    Notices. All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and directed to the address described in, and deemed received in accordance with the provisions of, Section 15.3 of the Participation Agreement.
Section 25.5.    Successors and Assigns. All the terms and provisions of this Lease shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 25.6.    Headings and Table of Contents. The headings and table of contents in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
Section 25.7.    Counterparts. This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.
Section 25.8.    Governing Law. This Lease shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to conflicts of law principles (other than Title 14 of Article 5 of the New York general obligations law), except as to matters relating to the creation of the Leasehold Estate under Lease hereunder and the exercise of rights and remedies with respect thereto, which shall be governed by and construed in accordance with the law of the State of Texas. Without limiting the foregoing, in the event that this Lease is deemed to constitute a financing, which is the intention of the parties, the laws of the State of New York, without regard to conflicts of laws principles (other than Title 14 of Article 5 of the New York general obligations law), shall govern the terms and provisions of the indebtedness evidenced hereby, except that the and the creation, perfection, effect of perfection, priority and enforcement of security interests and deed of trust liens in the Leased property and project collateral shall be governed by the laws of the State of Texas and, to the extent applicable, the Uniform Commercial Code of such State (including the choice of law rules under such Uniform Commercial Code).
Section 25.9.    Original Lease. The single executed original of this Lease marked “This Counterpart is The Original Executed Counterpart” on the signature page thereof and containing the receipt thereof of Administrative Agent, on or following the signature page thereof shall be the Original Executed Counterpart of this Lease (the “Original Executed Counterpart”). To the extent that this Lease constitutes chattel paper, as such term is defined in the UCC, no security interest in this Lease may be created through the transfer or possession of any counterpart other than the Original Executed Counterpart.
Section 25.10.    Limitations on Recourse. The parties hereto agree that, except as specifically set forth in the Lease or in any other Operative Document, Lessor shall have no personal liability whatsoever to Lessee, the Rent Assignees, the Administrative Agent or any of their respective successors and assigns for any claim based on or in respect of this Lease or any of the other Operative Documents or arising in any way from the Overall Transaction; provided, however, that Lessor shall be liable (a) for its own willful misconduct or gross negligence (or negligence in the handling of funds), (b) for any Tax based on, with respect to or measured by any income, fees, commission, compensation or other amounts received by it as compensation for services (including for acting as Lessor) or otherwise under, or as contemplated by, the Operative Documents, (c) Lessor Liens on the Leased Property which are attributable to it, (d) for its representations and warranties made in the Participation Agreement or in any certificate or documents delivered pursuant thereto, (e) for its failure to perform any of its covenants and agreements set forth in the Participation Agreement or any other Operative Document, and (f) as otherwise expressly provided in the Operative Documents; provided in no event shall Lessor’s liability exceed the amount of its interest in the Facility.
Section 25.11.    Transfer of Leased Property. (a) Except as otherwise provided herein, whenever pursuant to any provision of this Lease Lessor is required to transfer the Leased Property to Lessee or to an independent third party, such transfer shall be made at Lessee’s expense by the transfer by a deed without covenants or warranties of title, except for matters arising by, through or under Lessor, of all of Lessor’s interest in and to the Leased Property on an “as is, where is, with all faults” basis free and clear of all Lessor Liens attributable to Lessor and otherwise without recourse, representation or warranty of any kind, and together with the due assumption by Lessee (or such third party) of, and due release of Lessor from, all obligations relating to the Leased Property or any of the Operative Documents. In connection with any transfer to an independent third party, Lessee shall execute and deliver such customary and reasonable documents, certificates and estoppels as may be required to facilitate the transfer of the Leased Property. Any provision in this Lease or any other Operative Document to the contrary notwithstanding, Lessor shall not be obligated to make any such transfer until Lessor and the Participants have received all Rent and other amounts due and owing hereunder and under the other Operative Documents including any Break Costs. At or subsequent to the transfer or return of the Leased Property, Lessee will provide Lessor with such lien and title searches as Lessor may reasonably request to demonstrate to Lessor’s satisfaction that the Leased Property is subject to no Liens for which Lessor would be liable under any warranties of title.
(b)    Lessee may assign to another Person its right, upon a purchase by Lessee, to take title to the Leased Property pursuant to Section 20.1; provided, that (i) Lessee shall exercise any option, (ii) such assignee shall be bound by the provisions of Section 20.1, (iii) Lessee shall have represented by an instrument in writing and delivered to Lessor that all necessary Governmental Actions with respect to such transfer, including the purchase of the Leased Property by any other Person as contemplated herein, have been obtained or made, as applicable, and (iv) no such assignment shall release Lessee from its obligations under the Operative Documents, and Lessee shall remain personally liable to Lessor for the payment of all amounts due under any such Section and this Section 25.11.
Section 25.12.    Memorandum of Lease. On the Document Closing Date, Lessee and Lessor agree to execute the Memorandum of Lease attached as Exhibit B hereto and Lessee agrees to cause such executed Memorandum of Lease to be recorded in the office of the Jefferson County Clerk – Official Public Records of Jefferson County, Texas.
Section 25.13.    Further Assurances. Lessee and Lessor acknowledge and agree that the provisions of Section 15.11 of the Participation Agreement are incorporated by reference herein.
Section 25.14.    Acknowledgement. By execution of this Deed of Trust, Lessee expressly: (A) acknowledges the power of sale given herein to Lessor to sell the Security Property by nonjudicial foreclosure upon default by Lessee without any judicial hearing and without any notice other than such notice (if any) as is specifically required to be given under the provisions of this Deed of Trust and applicable law; (B) waive any and all rights which Lessee may have under the Constitution of the United States (including, without limitation, the Fifth and Fourteenth Amendments thereof), the various provisions of the constitutions for the several States, or by reason of any other Applicable Law, (i) to notice and to judicial hearing prior to the exercise by Lessor, except such notice (if any) as is specifically required to be provided in this Deed of Trust and Applicable Law and (ii) concerning the application, rights or benefits or any statute of limitation or any moratorium, reinstatement, marshalling, forbearance, appraisement, valuation, stay, extension, homestead, exemption or redemption laws; (C) acknowledge that Lessee has read this Deed of Trust and any and all questions regarding the legal effect of this

Deed of Trust and its provisions have been explained fully to Lessee and Lessee consulted with counsel of Lessee’s choice prior to executing this Deed of Trust; and (D) acknowledge that all waivers of the aforesaid rights of Lessee have been made knowingly, intentionally and willingly by Lessee as part of a bargained for loan transaction and that this Deed of Trust is valid and enforceable by Lessor against Lessee in accordance with all the terms and conditions hereof.
Section 25.15.    The Deed of Trust Trustee. The Deed of Trust Trustee is appointed hereunder solely for the purpose of effecting the intentions of the parties set forth in Section 24.2 hereof in the State of Texas. The Deed of Trust Trustee shall at all times act pursuant to the directions of Lessor, and Lessee shall have no power to control or direct the Deed of Trust Trustee. The Deed of Trust Trustee may be removed or replaced in the sole discretion of Lessor. Lessee shall pay all fees and expenses of the Deed of Trust Trustee in connection with this Lease and the transactions contemplated hereby, including all fees and expenses incurred in the exercise of any remedies hereunder incurred prior to the expiration or earlier termination of this Lease. Neither the execution nor joinder by the Deed of Trust Trustee is required in connection with any extension, amendment, restatement or other modification of this the Lease or any of the other Operative Documents.
THIS LEASE AND THE OTHER OPERATIVE DOCUMENTS REPRESENT THE FINAL WRITTEN AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
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[Signature Page to Follow]

In Witness Whereof, the parties have caused this Lease be duly executed and delivered as of the date first above written.

Entergy Texas, Inc.,
as Lessee
By:    /s/ Barrett E. Green
    Name:    Barrett E. Green
    Title:    Vice President and Treasurer

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached and not the truthfulness accuracy or validity of that document.

STATE of LOUISIANA)
             ) ss
PARISH of ORLEANS)
This instrument was acknowledged before me on November 19, 2025, by Barrett E. Green, as Vice President and Treasurer of Entergy Texas, Inc., a Texas corporation, on its behalf.
Given under by hand and notarial seal this 19th day of November, 2025.

/s/ Sean D. Moore
               Notary Public
Printed Name: Sean D. Moore
(Seal)

Exhibit A
(to Lease)

BA Leasing BSC, LLC, as Lessor
By:    /s/ Jinyan Zhao
    Name:    Jinyan Zhao
    Title:    Vice President

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached and not the truthfulness accuracy or validity of that document.

STATE of RHODE ISLAND)
                ) ss
COUNTY of PROVIDENCE)
This instrument was acknowledged before me on November 24, 2025, by Jinyan Zhao, as Vice President of BA Leasing BSC, LLC, a Delaware limited liability company, on its behalf.
Given under by hand and notarial seal this 24th day of November, 2025.
/s/ Steven J. Beadling
               Notary Public
Printed Name: Steven J. Beadling
(Seal)

Exhibit A
Legal Description

Exhibit B
To Lease
Form of Memorandum of Lease

Exhibit B
(to Lease)